EXHIBIT 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

364-DAY REVOLVING CREDIT AGREEMENT
Among
GENERAL MOTORS COMPANY,

THE SEVERAL LENDERS FROM TIME TO TIME PARTIES HERETO,
Dated as of May 13, 2020

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Global Coordinator, Joint Lead Arranger and Joint Bookrunner	CITIBANK, N.A., as Syndication Agent CITIGROUP GLOBAL MARKETS INC., as Global Coordinator, Joint Lead Arranger and Joint Bookrunner

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH[1,2]	BARCLAYS BANK PLC[1,2]	BNP PARIBAS[1,2]	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK [1,2]	DEUTSCHE BANK AG NEW YORK BRANCH[1,2]
GOLDMAN SACHS BANK USA [1,2]	MIZUHO BANK, LTD.[1,2]	BANK OF AMERICA, N.A.[1] as Co-Syndication Agent	MORGAN STANLEY SENIOR FUNDING, INC.[1,2]	RBC CAPITAL MARKETS[1] ROYAL BANK OF CANADA[2]
SUMITOMO MITSUI BANKING CORPORATION[1,2]	THE BANK OF NOVA SCOTIA[1,2]	SOCIÉTÉ GÉNÉRALE[1,2]	BANCO SANTANDER, S.A., NEW YORK BRANCH[1,2]	DBS BANK LTD.[1,2]
MUFG UNION BANK, N.A.[1,2]	AGRICULTURAL BANK OF CHINA LIMITED, NEW YORK BRANCH[1,2]	NATWEST MARKETS PLC NATIONAL WESTMINSTER BANK PLC[1,2]	THE TORONTO-DOMINION BANK, NEW YORK BRANCH[1,2]	TRUIST BANK[1,2]
	FIFTH THIRD BANK, N.A.[1,2]	UNITED OVERSEAS BANK LIMITED, NEW YORK AGENCY[1,2]	INTESA SANPAOLO S.P.A., NEW YORK BRANCH[1,2]
As Joint Bookrunners and Joint Lead Arrangers when noted (1) and as Documentation Agents when noted (2)

i

ii

iii

SCHEDULES:
1.1A    Commitments
1.1B    Initial Excluded Subsidiaries
1.1C    Applicable Pricing Grid
1.1D    Existing Liens
1.1E    Excluded Subsidiary Businesses
4.6    Litigation

EXHIBITS:
A    Form of Guarantee
B    [Reserved]
C    Form of Closing Certificate
D    Form of Assignment and Assumption
E    Incremental Loan Activation Notice
F-1    Form of Exemption Certificate for Non-Partnership Non-U.S. Lenders
F-2    Form of Exemption Certificate for Partnership Non-U.S. Lenders
F-3    Form of Exemption Certificate for Non-Partnership Non-U.S. Participants
F-4    Form of Exemption Certificate for Partnership Non-U.S. Participants
G    Form of Compliance Certificate
H    Form of Note
I    Form of Borrowing Request

i

364-DAY REVOLVING CREDIT AGREEMENT, dated as of May 13, 2020 (this “Agreement”), among GENERAL MOTORS COMPANY, a Delaware corporation (the “Company”), the several banks and other financial institutions or entities from time to time parties hereto, as lenders (collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A. (and any of its branches and affiliates acting on its behalf in such capacity), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), CITIBANK, N.A., as syndication agent (in such capacity, the “Syndication Agent”) and BANK OF AMERICA, N.A., as co-syndication agent (in such capacity, the “Co-Syndication Agent”).
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree that on the Closing Date (as defined below), this Agreement shall be effective as follows:
Section 1.DEFINITIONS
1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“2019 10-K” has the meaning assigned to such term in Section 4.1.
“2019 3-Year Revolving Credit Agreement” means (i) that certain Three Year Revolving Credit Agreement, dated as of January 14, 2019, among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as administrative agent and Citibank N.A. as syndication agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation, irrespective of the amount thereof or any combination of any one or more of the foregoing, that has been incurred to extend, replace, renew, defease, exchange, repay, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the 2019 3-Year Revolving Credit Agreement referred to in clause (i) above or any other agreement or instrument referred to in this clause (ii) unless the Company notifies the Administrative Agent that it is not intended to be a “2019 3-Year Revolving Credit Agreement” hereunder. All references to the “2019 3-Year Revolving Credit Agreement” in this Agreement shall refer to any 2019 3-Year Revolving Credit Agreement then extant.
“2019 3-Year Total Available Commitments” means the “Total Available Commitments” (or equivalent term) under, and as defined in, the 2019 3-Year Revolving Credit Agreement.
“2020 364-Day Revolving Credit Agreement” means (i) that certain Second Amended and Restated 364-Day Revolving Credit Agreement, dated as of April 14, 2020, among General Motors Company, a Delaware corporation, GMF, certain other subsidiaries of the Company from time to time party thereto as borrowers, the several banks and other financial institutions or entities from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, Citibank, N.A., as syndication agent and Bank Of America, N.A., as co-syndication agent and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation, irrespective of the amount thereof or any combination of any one or more of the foregoing, that has been incurred to extend, replace, renew, defease, exchange, repay, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the 2020 364-Day Revolving Credit Agreement referred to in clause (i) above or any other agreement or instrument referred to in this clause (ii) unless the Company notifies the Administrative Agent that it is not intended to be a “2020 364-Day Revolving Credit Agreement” hereunder. All references to the “2020 364-Day Revolving Credit Agreement” in this Agreement shall refer to any 2020 364-Day Revolving Credit Agreement then extant.
“2020 364-Day Total Available Commitments” means the “Total Available Commitments” (or equivalent term) under, and as defined in, the 2020 364-Day Revolving Credit Agreement (it being understood that if there is more than one 2020 364-Day Revolving Credit Agreement in effect at any time, references hereunder to “2020 364-Day Total Available Commitments” shall be deemed to mean the sum of the “2020 364-Day Total Available Commitments” (as defined above) under each such agreement).
“2020 364-Day Total Extensions of Credit” means the “Total Extensions of Credit” (or equivalent term) under, and as defined in, the 2020 364-Day Revolving Credit Agreement (it being understood that if there is more than one 2020 364-Day Revolving Credit Agreement in effect at any time, references hereunder to “2020 364-Day Total Extensions of Credit” shall be deemed to mean the sum of the “2020 364-Day Total Extensions of Credit” (as defined above) under each such agreement); provided that, any reference to “2020 364-Day Total Extensions of Credit” herein shall not include Extensions of Credit under this Agreement.
“3-Year Revolving Credit Agreement” means (i) that certain Third Amended and Restated Three Year Revolving Credit Agreement, dated as of April 18, 2018, among the Company, GMF, GMB, GMGTC, certain other subsidiaries of the Company from time to time party thereto as borrowers, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent, as amended by Amendment No. 1 to 3-Year Revolving Credit Agreement, dated as of April 24, 2020 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation, irrespective of the amount thereof or any combination of any one or more of the foregoing, that has been incurred to extend, replace, renew, defease, exchange, repay, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the Third Amended and Restated Three Year Revolving Credit Agreement referred to in clause (i) above or any other agreement or instrument referred to in this clause (ii) unless the Company notifies the Administrative Agent that it is not intended to be a “3-Year Revolving Credit Agreement” hereunder. All references to the “3-Year Revolving Credit Agreement” in this Agreement shall refer to any 3-Year Revolving Credit Agreement then extant.
“3-Year Total Available Commitments” means the “Total Available Commitments” (or equivalent term) under, and as defined in, the 3-Year Revolving Credit Agreement (it being understood that if there is more than one 3-Year Revolving Credit Agreement in effect at any time, references hereunder to “3-Year Total Available Commitments” shall be deemed to mean the sum of the “3-Year Total Available Commitments” (as defined above) under each such agreement).
“3-Year Total Commitments” means the “Total Commitments” (or equivalent term) under, and as defined in, the 3-Year Revolving Credit Agreement (it being understood that if there is more than one 3-Year Revolving Credit Agreement in effect at any time, references hereunder to “3-Year Total Commitments” shall be deemed to mean the sum of the “3-Year Total Commitments” (as defined above) under each such agreement).

“3-Year Total Extensions of Credit” means the “Total Extensions of Credit” (or equivalent term) under, and as defined in, the 3-Year Revolving Credit Agreement (it being understood that if there is more than one 3-Year Revolving Credit Agreement in effect at any time, references hereunder to “3-Year Total Extensions of Credit” shall be deemed to mean the sum of the “3-Year Total Extensions of Credit” (as defined above) under each such agreement).
“5-Year Revolving Credit Agreement” means (i) that certain Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018, among the Company, GMF, GMB, GMGTC, certain other subsidiaries of the Company from time to time party thereto as borrowers, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation, irrespective of the amount thereof or any combination of any one or more of the foregoing, that has been incurred to extend, replace, renew, defease, exchange, repay, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the Third Amended and Restated Five Year Revolving Credit Agreement referred to in clause (i) above or any other agreement or instrument referred to in this clause (ii) unless the Company notifies the Administrative Agent that it is not intended to be a “5-Year Revolving Credit Agreement” hereunder. All references to the “5-Year Revolving Credit Agreement” in this Agreement shall refer to any 5-Year Revolving Credit Agreement then extant.
“5-Year Total Available Commitments” means the “Total Available Commitments” (or equivalent term) under, and as defined in, the 5-Year Revolving Credit Agreement (it being understood that if there is more than one 5-Year Revolving Credit Agreement in effect at any time, references hereunder to “5-Year Total Available Commitments” shall be deemed to mean the sum of the “5-Year Total Available Commitments” (as defined above) under each such agreement).
“5-Year Total Commitments” means the “Total Commitments” (or equivalent term) under, and as defined in, the 5-Year Revolving Credit Agreement (it being understood that if there is more than one 5-Year Revolving Credit Agreement in effect at any time, references hereunder to “5-Year Total Commitments” shall be deemed to mean the sum of the “5-Year Total Commitments” (as defined above) under each such agreement).
“5-Year Total Extensions of Credit” means the “Total Extensions of Credit” (or equivalent term) under, and as defined in, the 5-Year Revolving Credit Agreement (it being understood that if there is more than one 5-Year Revolving Credit Agreement in effect at any time, references hereunder to “5-Year Total Extensions of Credit” shall be deemed to mean the sum of the “5-Year Total Extensions of Credit” (as defined above) under each such agreement).
“ABR” means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% and (c) the Eurocurrency Rate, calculated as of such date in respect of a proposed Eurocurrency Loan with a one-month interest period, plus 1.00%; provided, that if the rate determined pursuant to this definition of “ABR” shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Eurocurrency Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the NYFRB Rate or the Eurocurrency Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.18 hereof (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.18(c)), then the ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.
“ABR Loans” means Loans the rate of interest applicable to which is based upon the ABR.
“Administrative Agent” has the meaning assigned to such term in the preamble hereto.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act.
“Applicable Lending Office” means, for any Lender, such Lender’s office, branch or affiliate designated for Eurocurrency Loans or ABR Loans, as notified to the Administrative Agent and the Company or as otherwise specified in the Assignment and Assumption pursuant to which such Lender became a party hereto, any of which offices may, subject to Section 2.23, be changed by such Lender upon 10 days’ prior written notice to the Administrative Agent and the Company.
“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurocurrency Loan, as the case may be, the applicable rate per annum set forth under the relevant column heading in the Applicable Pricing Grid, based upon the Applicable Rating in effect on such day.
“Applicable Pricing Grid” means the table set forth on Schedule 1.1C.
“Applicable Rating” means the Index Debt Rating; provided, that in the event the Company has obtained or maintained a Facility Rating from at least two of Moody’s, S&P or Fitch, the “Applicable Rating” shall be the Facility Rating in effect at any time of determination.
“Approved Electronic Platform” has the meaning assigned to such term in Section 10.2(b).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in revolving bank loans and similar revolving extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
“Arrangers” has the meaning assigned to such term in Section 9.11.
“Assignee” has the meaning assigned to such term in Section 10.6(b).
“Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit D.
“Available Commitment” means, on any date of determination with respect to any Lender, (a) such Lender’s Commitment in effect on such date minus (b) its Extensions of Credit on such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Basel III” means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated, (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated, and (c) and any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurocurrency Base Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurocurrency Base Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurocurrency Base Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurocurrency Base Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, operational or other changes (including changes to definitions, timing and frequency of determining rates and making payments of interest and other matters) that the Administrative Agent in consultation with the Company decides in its reasonable discretion may be necessary, appropriate or advisable to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent in consultation with the Company reasonably determines that the adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurocurrency Base Rate:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Screen Rate permanently or indefinitely ceases to provide the Screen Rate; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means, the occurrence of one or more of the following events with respect to the Eurocurrency Base Rate:
(1) a public statement or publication of information by or on behalf of the administrator of the Screen Rate announcing that such administrator has ceased or will cease to provide the Screen Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Screen Rate, a resolution authority with jurisdiction over the administrator for the Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Screen Rate, in each case which states that the administrator of the Screen Rate has ceased or will cease to provide the Screen Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate; and/or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate announcing that the Screen Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurocurrency Base Rate and solely to the extent that the Eurocurrency Base Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurocurrency Base Rate for all purposes hereunder in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced the Eurocurrency Base Rate for all purposes hereunder pursuant to Section 2.18.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefitted Lender” has the meaning assigned to such term in Section 10.7.
“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrowing Date” means any Business Day specified by the Company as a date on which the Company requests the relevant Lenders to make Loans hereunder.
“Borrowing Request” means a request by the Company for a Loan in substantially the form of Exhibit I.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are permitted to close; provided, however, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
“Capital Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.20, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. For purposes of this definition and Section 2.20, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof (whether or not having the force of law) and (y) all requests, rules, regulations, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case described in clauses (x) and (y) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Change in Tax Law” has the meaning assigned to such term in Section 2.21(a).
“Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or (b) Continuing Directors cease to constitute at least a majority of the members of the board of directors of the Company.
“CLO” means any person that is primarily engaged in the issuance of securities based on, collateralized by or otherwise backed by one or more pools of assets consisting primarily of bank loans.
“Closing Date” means the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is May 13, 2020.
“Co-Syndication Agent” has the meaning assigned to such term in the preamble hereto.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means as to any Lender, the obligation of such Lender, if any, to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof, including pursuant to any Commitment Increase permitted pursuant to Section 2.27(a) hereof.
“Commitment Increase” has the meaning assigned to such term in Section 2.27(a).
“Commitment Increase Date” means, as to any Commitment Increase, the date (which shall be a Business Day) specified in the related Incremental Loan Activation Notice as the date on which such Commitment Increase shall be effective.
“Commitment Period” means with respect to any Lender in the Facility, the period from and including the Closing Date (or in the case of a Lender that becomes a Lender under the Facility after the Closing Date, the date on which such Lender becomes a Lender under the Facility) to, but excluding, the Termination Date applicable to such Lender under the Facility.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, any Loan Party or its affiliates, or the transactions contemplated by this Agreement or the other Loan Documents.
“Company” has the meaning assigned to such term in the preamble hereto.
“Compliance Certificate” means a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit G.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:
(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;
provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Consolidated Domestic Liquidity” means, as of any date of determination, the sum of (a) the 3-Year Total Available Commitments at such date plus (b) the 5-Year Total Available Commitments at such date plus (c) the 2019 3-Year Total Available Commitments at such date plus (d) the 2020 364-Day Total Available Commitments plus (e) the Total Available Commitments at such date plus (f) the total available commitments (after giving effect to any applicable borrowing base limitations) under other then-effective committed credit facilities of the Company or any Domestic Subsidiary plus (g) total cash (other than restricted cash), cash equivalents, and Marketable Securities of the Company and its Domestic Subsidiaries (other than Domestic Subsidiaries of the Company that constitute Finance Subsidiaries, if any), as determined by the Company based on adjustments to the amount of total cash (other than restricted cash), cash equivalents and Marketable Securities, as reported in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC.
“Consolidated Global Liquidity” means as of any date of determination, the sum of (a) the 3-Year Total Available Commitments as of such date plus (b) the 5-Year Total Available Commitments as of such date plus (c) the 2019 3-Year Total Available Commitments at such date plus (d) the 2020 364-Day Total Available Commitments plus (e) the Total Available Commitments at such date plus (f) the total available commitments (after giving effect to any applicable borrowing base limitations) under other then-effective committed credit facilities of the Company or any of its Subsidiaries plus (g) total cash (other than restricted cash), cash equivalents and Marketable Securities of the Company and its

Subsidiaries (other than Subsidiaries of the Company that constitute Finance Subsidiaries, if any), as reported in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC.
“Consolidated Tangible Assets” means the aggregate amount of the Company’s consolidated assets after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case as set forth in the most recent financial statements of the Company and its consolidated Subsidiaries delivered pursuant to Section 6.1 prepared in accordance with GAAP.
“Consolidated Total Assets” means, at any date, with respect to any Person, the amount set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet (or the equivalent) of such Person and its consolidated Subsidiaries.
“Continuing Director” means, at any date, an individual (a) who is a member of the board of directors of the Company on the Closing Date or (b) who has been nominated or appointed to be a member of such board of directors, or approved or otherwise ratified, by a majority of the other Continuing Directors then in office.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the Eurocurrency Base Rate.
“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 10.21.
“Debt” means, as to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and (c) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) and (b) above.
“Default” means any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, at any time, a Lender (a) that has defaulted in its obligation to make Loans under this Agreement, (b) that has, or the direct or indirect parent company of which has, notified the Administrative Agent or the Company, or has stated publicly, that it will not comply with any such funding obligation under this Agreement or that it will not comply with its funding obligations generally under other agreements in which it is obligated to extend credit, (c) that has, for three or more Business Days, failed to confirm in writing to the Company, in response to a written request of the Company after the Company has a reasonable basis to believe such Lender will not comply with its funding obligations under this Agreement, that it will comply with its funding obligations under this Agreement; provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Company’s receipt of such confirmation, (d) with respect to which a Lender Insolvency Event has occurred and is continuing or (e) which has become the subject of a Bail-In Action.
“Designated Principal Trade Name” means a Principal Trade Name, designated by the Company as the “Designated Principal Trade Name” in a written notice to the Administrative Agent pursuant to the terms hereof; provided, that, for the avoidance of doubt, only one Principal Trade Name may be designated as a “Designated Principal Trade Name” during the term of this Agreement.
“Disposition” means, with respect to any property, any sale, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings; provided, that, for the avoidance of doubt, (a) the pledge or collateral assignment of property, or the granting of a Lien on property, and (b) the licensing and sublicensing of intellectual property and other general intangibles on customary terms and conditions in the ordinary course of business of the licensing or sublicensing party shall not constitute a “Disposition”.
“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to an amount denominated in any other currency, the equivalent in Dollars of such amount determined by the Administrative Agent in accordance with normal banking industry practice using the Exchange Rate on the date of determination of such equivalent, and such determination shall be conclusive in the absence of manifest error. In making any determination of the Dollar Equivalent, the Administrative Agent shall use the relevant Exchange Rate in effect on the date upon which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.
“Dollars” and “$” mean the lawful money of the United States.
“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not (a) a Foreign Subsidiary or (b) a Subsidiary that is owned, directly or indirectly, by a Foreign Subsidiary. Unless otherwise qualified, all references to a “Domestic Subsidiary” or to “Domestic Subsidiaries” in this Agreement shall refer to a Domestic Subsidiary or Domestic Subsidiaries of the Company.
“Early Opt-in Election” means the occurrence of: (1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that U.S. dollar-denominated broadly syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.18, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace Eurocurrency Base Rate, and (2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of the applicable Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Laws” means any and all foreign, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating or imposing liability or standards of conduct concerning protection of human health, the environment or natural resources, as now or may at any time hereafter be in effect.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Company is treated as a single employer under Section 414(b) or (c) of the Code or any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA.
“ERISA Default” means (a) any of the following (i) the occurrence of a nonexempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan to which the Company or any ERISA Affiliate is a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975 of the Code); (ii) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (iii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (iv) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (v) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; or (vi) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; and (b) in each case in clauses (i) through (vi), such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” and “€” means the single currency of the Participating Member States.
“Eurocurrency Base Rate” means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Thomson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent with the consent of the Company (such consent not to be unreasonably withheld); in each case, the “Screen Rate”) as of 11:00 A.M., London time, on the Quotation Date; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurocurrency Base Rate shall be the Interpolated Rate at such time; provided, further, that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available for Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time; provided, that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Eurocurrency Loans” means Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.
“Eurocurrency Rate” means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurocurrency Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurocurrency Reserve Requirements” means for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or any other banking authority to which any Lender is subject) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System of the United States. Such reserve percentages shall include those imposed under Regulation D. Eurocurrency Loans shall be deemed to constitute Eurocurrency liabilities (as defined in Regulation D of the Board) and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Eurocurrency Tranche” means the collective reference to Eurocurrency Loans under the Facility, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day) (it being understood that any such group of Eurocurrency Loans that constitutes one Eurocurrency Tranche pursuant to the foregoing shall be amalgamated and deemed to be one Eurocurrency Loan for all purposes of this Agreement).
“Event of Default” means any of the events specified in Section 8; provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Exchange Rate” means, for any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into Dollars, as set forth at 11:00 A.M., London time, on such day on the applicable Reuters currency page with respect to such currency. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the London interbank market or other market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 A.M., London time, on such day for the purchase of Dollars with such currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Subsidiary” means (a) GM Holdings, (b) each of the Initial Excluded Subsidiaries, (c) each Subsidiary of the Company that (i) is prohibited by any applicable requirement of law or Governmental Authority from guaranteeing the obligations of the Loan Parties or (ii) is acquired after the Closing Date and, at the time of acquisition, is a party to, or is bound by, any contract, agreement, instrument, indenture or other Contractual Obligation pursuant to which such Subsidiary’s agreement to guarantee the obligations of the Loan Parties is prohibited by, or would constitute a default or breach of, or would result in the termination of, such contract, agreement, instrument, indenture or other Contractual Obligation; provided, that such contract, agreement, instrument, indenture or other Contractual Obligation shall not have been entered into in contemplation of such acquisition; provided, further, that such Subsidiary shall cease to be an Excluded Subsidiary upon the termination of such contract, agreement, instrument, indenture or other Contractual Obligation, and will become a Subsidiary Guarantor only if required by and pursuant to this Agreement, (d) each Foreign Subsidiary, (e) each Unconsolidated Subsidiary, (f) each Finance Subsidiary of the Company, (g) each Subsidiary that is a dealership and (h) each Subsidiary acquired or formed after the Closing Date primarily to operate an Excluded Subsidiary Business; provided, that such Subsidiary shall cease to be an Excluded Subsidiary if such Subsidiary no longer operates an Excluded Subsidiary Business or the Company elects, in its sole discretion, in writing to the Administrative Agent that it no longer intends that such Subsidiary shall do so.

“Excluded Subsidiary Businesses” means the businesses and/or Subsidiaries indicated on Schedule 1.1E.
“Extensions of Credit” means, as to any Lender at any time, an amount equal to the aggregate principal amount of all Loans held by such Lender then outstanding.
“Facility” means the Commitments and the extensions of credit made thereunder.
“Facility Fee” has the meaning assigned to such term in Section 2.10(a).
“Facility Fee Rate” means, for any day relating to the Facility, with respect to the Facility Fees payable hereunder, the applicable rate per annum set forth under the column heading “Facility Fee Rate” in the Applicable Pricing Grid, based upon the Applicable Rating in effect on such day.
“Facility Rating” means, as of any date, the credit rating provided by Moody’s, S&P or Fitch, as applicable, for the Facility provided hereunder.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), including any regulations or official interpretations thereof whether issued before or after the date of this Agreement, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation of such Section of the Code (or any such amended or successor version thereof) and any law, regulation, rule, promulgation or official agreement implementing an official governmental agreement with respect to the foregoing.
“Federal Funds Effective Rate” means for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Fee Payment Date” means (a) the fifteenth day of each March, June, September and December (or, if any such day is not a Business Day, the next succeeding Business Day) and (b) the last day of the final Fee Payment Period.
“Fee Payment Period” means, initially, the period from and including the Closing Date to but excluding the initial Fee Payment Date, and thereafter, each period commencing on and including a Fee Payment Date to but excluding the succeeding Fee Payment Date (except that the final Fee Payment Period for any Lender shall end on the date on which the Commitment of such Lender terminates and its Extensions of Credit have been paid in full).
“Finance Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is primarily engaged in leasing or financing activities including (a) lease and purchase financing provided by such Subsidiary to dealers and consumers, (b) leasing or financing of installment receivables or otherwise providing banking, financial or insurance services to the Company and/or its affiliates or others or (c) financing the Company’s and/or its affiliates’ operations. For the avoidance of doubt, GMGTC shall not be considered a Finance Subsidiary.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, a financial vice president, treasurer, assistant treasurer, or controller of such Person.
“First Quarter 2020 10-Q” has the meaning assigned to such term in Section 4.1.
“Fitch” means Fitch Ratings, a business segment of Fitch Group, Inc. and its successors.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction outside the United States. Unless otherwise qualified, all references to a “Foreign Subsidiary” or to “Foreign Subsidiaries” in this Agreement shall refer to a Foreign Subsidiary or Foreign Subsidiaries of the Company.
“Foreign Subsidiary Holding Company” means a Subsidiary substantially all of the Net Book Value of whose assets consists of Capital Stock (or other interests that could reasonably be characterized as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries or other Foreign Subsidiary Holding Companies.
“Funding Office” means the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office with respect to the Facility by written notice to the Company and the applicable Lenders.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.
“GM Holdings” means General Motors Holdings LLC, a Delaware limited liability company.
“GMB” means General Motors do Brasil Ltda, a Brazilian limited liability company.
“GMF” means General Motors Financial Company, Inc., a Texas corporation.
“GMGTC” means GM Global Treasury Centre Limited, a private limited company incorporated under the laws of England and Wales.
“Governmental Authority” means any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States or a foreign jurisdiction, including any applicable supranational bodies (such as the European Union or European Central Bank).
“Guarantee” means the Guarantee Agreement to be executed and delivered by each Subsidiary Guarantor on the applicable Guarantee Reinstatement Date, substantially in the form of Exhibit A.
“Guarantee Joinder” means a joinder agreement substantially in the form of Annex I to the Guarantee.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), if the primary purpose or intent thereof is to provide assurance that the Indebtedness of another Person will be paid or discharged, any obligation of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to advance or supply funds for the purchase or payment of any such primary obligation (b) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (c) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by such guaranteeing person in accordance with GAAP.
“Guarantee Reinstatement Date” means the first date after the Closing Date or any Guarantee Release Date on or as of which any two or more of the following ratings have been issued by the relevant rating agency: (a) in the case of S&P, a “Long-Term Local Issuer Credit Rating” for the Company of less than BBB-; (b) in the case of Moody’s, a “Long-Term Corporate Family Rating” for the Company of less than Baa3; or (c) in the case of Fitch, a “Long-Term Issuer Default Rating” for the Company of less than BBB-. If the rating system of S&P, Moody’s and/or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency.
“Guarantee Release Date” means the first date following any Guarantee Reinstatement Date on or as of which any two or more of the following ratings have been issued by the relevant rating agency: (a) in the case of S&P, a “Long-Term Local Issuer Credit Rating” for the Company of at least BBB-; (b) in the case of Moody’s, a “Long-Term Corporate Family Rating” for the Company of at least Baa3; or (c) in the case of Fitch, a “Long-Term Issuer Default Rating” for the Company of at least BBB-. If the rating system of S&P, Moody’s and/or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency. At any time after Moody’s has withdrawn the Long-Term Corporate Family Rating of the Company due to the Company’s achievement of “investment grade” status, the Company shall be deemed to have a Long-Term Corporate Family Rating of at least Baa3 for purposes of this definition from such date until the date, if any, that Moody’s subsequently issues a Long-Term Corporate Family Rating of the Company of Ba1 or lower. For the avoidance of doubt, it is understood and agreed that as of the date hereof, Moody’s has withdrawn the Long-Term Corporate Family Rating of the Company due to the Company’s achievement of “investment grade” status.

“Guarantors” means, during any Reinstated Guarantee Period, the Subsidiary Guarantors. For the avoidance of doubt, GM Holdings does not and shall not constitute a Guarantor.
“Hedging Obligations” means any of the following: (a) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (b) which is a type of transaction that is similar to any transaction referred to in clause (a) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made.
“Incremental Commitment” means, as to each Incremental Lender, in respect of any Commitment Increase, the obligation of such Incremental Lender on and after the applicable Commitment Increase Date to make Incremental Loans under this Facility in a principal amount equal to the amount set forth under the heading “Incremental Commitment” opposite such Incremental Lender’s name on the applicable Incremental Loan Activation Notice.
“Incremental Lender” means (a) any Lender designated by the Company, (b) any other bank, financial institution or other Person that does not have an investment grade rating from two of S&P, Moody’s and Fitch at the time of such Commitment Increase which becomes a signatory to an Incremental Loan Activation Notice with the consent of the Company (in its sole discretion) and the Administrative Agent and (c) each Lender which has made, or acquired pursuant to an assignment made in accordance with Section 10.6, an Incremental Commitment.
“Incremental Loan Activation Notice” means a notice substantially in the form of Exhibit E.
“Incremental Loans” has the meaning assigned to such term in Section 2.27(b).
“Impacted Interest Period” has the meaning set forth in the definition of Eurocurrency Base Rate.
“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (i) all obligations of such Person in respect of Hedging Obligations.
“Indemnified Liabilities” has the meaning assigned to such term in Section 10.5.
“Indemnitee” has the meaning assigned to such term in Section 10.5.
“Index Debt Rating” means, as of any date, the credit rating provided by Moody’s, S&P or Fitch, as applicable, for senior, unsecured, long-term Indebtedness of the Company.
“Ineligible Assignee” means (a) any Person that is a hedge fund or a captive finance company, (b) any Person, or affiliate of any such Person, which is a captive finance company of, or which is engaged in, automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution irrespective of whether such Person (or an affiliate thereof) is a direct competitor of the Company or any of its Subsidiaries, (c) any CLO or (d) any person that is not a commercial bank. For purposes of determining if a Person is an Ineligible Assignee, an institutional investor which is a passive investor in the financing of equipment or facilities used in automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution shall not, solely by reason of such investment, be deemed to be engaged in such businesses.
“Ineligible Participant” means any Person that is engaged in automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution and is a direct competitor of the Company or any of its Subsidiaries or any captive finance company controlled by such Person. For purposes of determining if a Person is an Ineligible Participant, an institutional investor which is a passive investor in the financing of equipment or facilities used in automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution shall not, solely by reason of such investment, be deemed to be engaged in such businesses.
“Initial Excluded Subsidiary” means each Subsidiary listed on Schedule 1.1B.
“Intellectual Property” means the collective reference to all rights, priorities and privileges with respect to intellectual property, arising under the laws of the United States or any State thereof, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Payment Date” means (a) as to any ABR Loan, the fifteenth day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof (to the extent of such repayment or prepayment).

“Interest Period” means, as to any Eurocurrency Loan (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Loan and ending one week or one, two, three or six (or, if agreed to by all Lenders under the Facility, twelve) months thereafter (or any other period of less than six months agreed to by all Lenders under the Facility), as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one week or one, two, three or six (or, if agreed to by all Lenders under the Facility, twelve) months thereafter (or any other period of less than six months agreed to by all Lenders under the Facility), as selected by the Company by irrevocable notice to the Administrative Agent not later than 1:00 P.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:
(A)    if any Interest Period is one week or more in length and would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(B)    the Company may not select an Interest Period under the Facility that would extend beyond the earliest Termination Date then in effect for the Facility; and
(C)    any Interest Period that is one week or more in length and that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
“Interpolated Rate” has the meaning set forth in the definition of Eurocurrency Base Rate.
“IRS” means the United States Internal Revenue Service.
“Judgment Currency” has the meaning assigned to such term in Section 10.13.
“Lender Insolvency Event” means, with respect to any Lender, that such Lender or its direct or indirect parent company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment. For the avoidance of doubt, a Lender that participates in a government support program will not be considered to be the subject of a proceeding of the types described in this definition solely by reason of its participation in such government support program.
“Lenders” has the meaning assigned to such term in the preamble hereto.
“Lien” means any mortgage, pledge, lien, security interest, charge, conditional sale or other title retention agreement or other similar encumbrance.
“Loan Documents” means this Agreement, the Guarantee, the Notes, each Guarantee Joinder and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties” means, collectively, (a) the Company and (b) during any Reinstated Guarantee Period, each Subsidiary Guarantor; provided, however, that the term “Loan Parties” shall not include any such Person from and after the date such Person ceases to be a party to the Loan Documents in accordance with the terms thereof until the date such Person becomes or is required to become a party to any Loan Document.
“Loans” means the loans and advances made by the Lenders pursuant to this Agreement.
“Mandatory Prepayment Event” means (i) the issuance of any debt securities (other than the Proposed Capital Market Transaction) and (ii) the incurrence of any term loan debt with a maturity date of greater than twelve (12) months from the Closing Date, in each case by the Company, and in each case, other than any such debt securities or term loan debt the purpose of which is to refinance the Proposed Capital Markets Transaction or any other Indebtedness in existence on the Closing Date, in each case, to the extent such Indebtedness being refinanced matures within 12 (twelve) months of the date of such refinancing.
“Marketable Securities” means, with respect to any Person, investments by such Person in fixed income securities with original maturities greater than 90 days that have a determinable fair value, are liquid and are readily convertible into cash. For avoidance of doubt, (i) such investments are passive investments, purchased by such Person in the ordinary course of business as part of its liquidity and/or cash management activities, and (ii) for all purposes of the Loan Documents, the amount of Marketable Securities of the Company and its Subsidiaries as of the last day of any fiscal quarter or fiscal year of the Company is equal to the amount reported on the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q consolidated balance sheet for such fiscal quarter or fiscal year, as the case may be, as the line “Marketable Securities”, less any adjustment for securities that do not satisfy the requirements of the first sentence of this definition.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition of the Company and its Domestic Subsidiaries, taken as a whole or (b) the validity or enforceability of the Loan Documents, taken as a whole, or the rights and remedies of the Administrative Agent and the Lenders hereunder or thereunder, taken as a whole.
“Material Indebtedness” means, with respect to the Company or any Principal Domestic Subsidiary, indebtedness for borrowed money of, or guaranteed by, such Person having an aggregate principal amount, individually or in the aggregate, the Dollar Equivalent of which exceeds $1 billion.
“Material Loan Party” means, (a) during any Reinstated Guarantee Period, (i) the Company and (ii) any Subsidiary Guarantor that, at the time of determination, has Consolidated Total Assets equal to at least 10% of the Consolidated Total Assets of the Company at such time, as reflected initially in the May 6, 2020 10-Q and thereafter in the most recent annual consolidated financial statements of the Company delivered or deemed delivered pursuant to Section 6.1 and (b) at all other times, the Company.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 4001(a)(3) or Section 3(37) of ERISA to which contributions are required to be made by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate may have any direct or indirect liability or obligation contingent or otherwise.

“Net Book Value” means with respect to any asset of any Person (a) other than accounts receivable, the gross book value of such asset on the balance sheet of such Person, minus depreciation in respect of such asset on such balance sheet and (b) with respect to accounts receivable, the gross book value thereof, minus any specific reserves attributable thereto.
“Net Cash Proceeds” means, in the case of the incurrence of any Indebtedness, the gross cash proceeds received by or on behalf of the Company, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions, taxes paid or reasonably estimated to be payable and other customary fees and expenses actually incurred, in each case, in connection therewith.
“Non-Excluded Taxes” has the meaning assigned to such term in Section 2.21(a).
“Non-U.S. Lender” has the meaning assigned to such term in Section 2.21(d).
“Notes” has the meaning assigned to such term in Section 2.19(g).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means, collectively, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Company and any Subsidiary Guarantor (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and Post-Petition Interest) to the Administrative Agent or any Lender hereunder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Administrative Agent or the Lenders that are required to be paid by the Company or any of the Subsidiary Guarantors pursuant to the terms of any of the Loan Documents).
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Original Currency” has the meaning assigned to such term in Section 10.13.
“Other Taxes” means any and all present or future stamp or documentary Taxes and any other excise or property, intangible or mortgage recording Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.24) as a result of a present or former connection between the recipient of such payment and the jurisdiction imposing such Taxes.
“Outstanding Amount” means (a) with respect to indebtedness for borrowed money, the aggregate outstanding principal amount thereof, (b) with respect to Hedging Obligations, the aggregate amount recorded by the applicable obligor as its termination liability thereunder and (c) with respect to any other obligations, the aggregate outstanding amount thereof.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate); provided, that if the Overnight Bank Funding Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Participant” has the meaning assigned to such term in Section 10.6(c)(i).
“Participant Register” has the meaning assigned to such term in Section 10.6(c)(i).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.
“Percentage” means as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate amount of the Commitments then in effect or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate Outstanding Amount of Extensions of Credit of such Lender then outstanding constitutes of the aggregate Outstanding Amount of Extensions of Credit of the Lenders then outstanding.
“Permitted Liens” means:
(a)Liens for Taxes, assessments, governmental charges and utility charges, in each case that (i) are not yet delinquent, (ii) are not yet subject to penalties or interest for non-payment, (iii) are due, but the Liens imposed for such Taxes, assessments or charges are unenforceable or (iv) are being contested in good faith by appropriate actions or proceedings, provided, that if and to the extent required by GAAP, adequate reserves with respect thereto are maintained on the books of the relevant Person in conformity with GAAP;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, landlord’s or other like Liens imposed by law or arising in the ordinary course of business (including deposits made to obtain the release of such Liens) that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate actions or proceedings;
(c)    Liens securing Hedging Obligations not entered into for speculative purposes;
(d)    statutory, common law or customary Liens (or similar rights) in favor of trustees and escrow agents, and netting and statutory or common law Liens, set-off rights, banker’s Liens, Liens arising under Section 4-210 of the UCC and the like in favor of counterparties to financial obligations and instruments;

(e)    permits, licenses, leases or subleases granted to others, encroachments, covenants, use agreements, easements, rights-of-way, reservations of rights, title defects, servitudes, zoning and environmental restrictions, other restrictions and other similar encumbrances and other agreements incurred or entered into in the ordinary course of business or imposed by law that, individually or in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and the Principal Domestic Subsidiaries, taken as a whole;
(f)    Liens arising under leases or subleases of real or personal property that do not, individually or in the aggregate, materially interfere with the ordinary conduct of business of the Company and the Principal Domestic Subsidiaries, taken as a whole;
(g)    Liens, pledges or deposits made in the ordinary course of business or imposed by law in connection with workers’ compensation, unemployment or other insurance (including self-insurance arrangements) or other types of social security or pension benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), licenses, leases (other than capital lease obligations), statutory or regulatory obligations and surety, appeal, customs or performance bonds and similar obligations, or deposits as security for contested taxes or import or customs duties or similar obligations or for the payment of rent, in each case, incurred in the ordinary course of business;
(h)    Liens arising from UCC financing statement filings (or similar filings) regarding or otherwise arising under (i) leases entered into by the Company or any Principal Domestic Subsidiary in the ordinary course of business or (ii) sales of accounts, payment intangibles, chattel paper, receivables and/or instruments;
(i)    purchase money Liens granted by the Company or any Principal Domestic Subsidiary and Liens in respect of Capital Lease Obligations (including the interest of a lessor under any Capital Lease Obligation and purchase money Liens to which any property is subject at the time, on or after the date hereof, of the Company or such Principal Domestic Subsidiary’s acquisition thereof including acquisitions through amalgamation, merger or consolidation) limited, in each case, to the property purchased with the proceeds of such purchase money indebtedness or subject to such Capital Lease Obligations, or Liens granted to secure Indebtedness provided or guaranteed by a Governmental Authority to finance research and development, limited to the property purchased or developed with the proceeds of such Indebtedness;
(j)    Liens in existence on the Closing Date and listed on Schedule 1.1D, provided, that no such Lien is spread to cover any unrelated property acquired by the Company or any Principal Domestic Subsidiary after the Closing Date and that the amount of Indebtedness or other obligations secured thereby is not increased (except as otherwise permitted by this Agreement);
(k)    Liens on property or Capital Stock of a Person at the time such Person becomes a Loan Party or a Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Principal Domestic Subsidiary;
(l)    Liens on property at the time the Company or any Principal Domestic Subsidiary acquires the property, including any acquisition by means of a merger or consolidation with or into the Company or such Principal Domestic Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Principal Domestic Subsidiary;
(m)    any Lien securing the renewal, extension, refinancing, replacing, amending, extending, modifying or refunding of any indebtedness or obligation secured by any Lien permitted by clause (i), (j), (k), (l) or (p) or this clause (m) without any change in the assets subject to such Lien;
(n)    any Lien arising out of claims under a judgment rendered, decree or claim filed so long as such judgments, decrees or claims do not constitute an Event of Default;
(o)    any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;
(p)    Liens in favor of lessors pursuant to Sale/Leaseback Transactions;
(q)    Liens securing Indebtedness or other obligations comprising or Guarantee Obligations with respect to (i) letters of credit, bankers’ acceptances and similar instruments issued in the ordinary course of business in respect of the financing of insurance premiums, customs, stay, performance, bid, surety or appeal bonds and similar obligations, (ii) completion guaranties, (iii) “take or pay” obligations in supply agreements, (iv) reimbursement obligations regarding workers’ compensation claims, (v) indemnification, adjustment of purchase price and similar obligations incurred in connection with (A) the acquisition or disposition of any business or assets or (B) sales contracts, (vi) coverage of long term counterparty risk in respect of insurance companies, (vii) purchasing and supply agreements, (viii) rental deposits, (ix) judicial appeals and (x) service contracts;
(r)    Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or any Principal Domestic Subsidiary;
(s)    statutory and other Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of the Company or any Subsidiary of the Company under Environmental Laws to which any assets of the Company or such Subsidiary are subject;
(t)    Liens securing Indebtedness or other obligations incurred in the ordinary course of business in connection with banking, cash management (including automated clearinghouse transactions), custody and deposit accounts and operations, netting services, employee credit card programs and similar arrangements and Liens securing indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(u)    Liens under industrial revenue, municipal or similar bonds;
(v)    servicing agreements, development agreements, site plan agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the properties and assets of the Company or any Principal Domestic Subsidiary consisting of real or personal property;
(w)    Liens arising from security interests granted by Persons who are not affiliates of the Company or any Subsidiary in such Person’s co-ownership interest in Intellectual Property that such Person co-owns together with the Company or any Subsidiary;
(x)    Liens under licensing agreements for use of Intellectual Property or licenses or sublicenses of Intellectual Property, in each case, entered into in the ordinary course of business;
(y)    Liens of sellers of goods to any Loan Party arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business; and
(z)    so long as no Event of Default shall have occurred and be continuing, Liens in favor of any finance party granted by the Company or any Principal Domestic Subsidiary on company cars and receivables (and other collateral evidencing, securing, or relating to such company cars or receivables including Supporting Obligations and Letter-of-Credit Rights, in each case, as such terms are defined in the UCC);
Provided that, notwithstanding the foregoing, (i) the aggregate principal amount of all Indebtedness incurred after the Closing Date secured by Permitted Liens pursuant to clauses (f), (h), (k), (p), (u) and (z) above (but excluding, in the case of clauses (f), (h) (subclause (i)) and (k), any operating leases), or clause (m) above (to the extent constituting a renewal, extension, refinancing, replacement, amendment, modification or refunding of any of the foregoing) shall not exceed $1.5 billion at any one time outstanding (for the avoidance of doubt, the Company’s or any Principal Domestic Subsidiary’s secured working capital facilities existing on the Closing Date shall be excluded from such aggregate cap), (ii) no liens of any Governmental Authority incurred pursuant to clauses (a), (o) or (v) above may be in connection with any government related or supported working capital, liquidity or similar facilities or financings and (iii) all liens incurred pursuant to clauses (q), (w), (x) and (y) above must be incurred in the ordinary course of business consistent with past practice.
“Permitted Principal Trade Name Transfer” means the transfer of the Designated Principal Trade Name to a Qualified IP Holding Company so long as, immediately prior to and after giving effect to such transfer, no Default or Event of Default shall have occurred and be continuing.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan” means, at a particular time, an employee pension benefit plan covered by Title IV of ERISA or Section 412 of the Code or Section 303 of ERISA, but excluding any Multiemployer Plan, (a) which is sponsored, established, contributed to or maintained by the Company or any ERISA

Affiliate, (b) for which the Company or any ERISA Affiliate could have any liability, whether actual or contingent (whether pursuant to Section 4069 of ERISA or otherwise) or (c) for which the Company or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means of 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Post-Petition Interest” shall mean all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any bankruptcy, insolvency or reorganization proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is allowed in any such bankruptcy, insolvency or reorganization proceeding.
“Prime Rate” mean the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Principal Domestic Subsidiary” means (a) during any Reinstated Guarantee Period, (i) GM Holdings and (ii) each Subsidiary Guarantor and (b) at any other time, (i) GM Holdings and (ii) each Domestic Subsidiary of the Company, other than an Excluded Subsidiary, that (A) has Consolidated Total Assets with a Net Book Value in excess of $500 million as of the most recent audited annual financial statements delivered pursuant to Section 6.1 (or, prior to the first such required delivery, as of the May 6, 2020 10-Q), (B) at least 80% or more of the Capital Stock or Voting Stock of such Domestic Subsidiary is owned, directly or indirectly, by the Company and (C) none of the Capital Stock of such Domestic Subsidiary is publicly held.
“Principal Trade Names” means GM, GMC, Chevrolet, Cadillac, and Buick and any variation thereof.
“Proposed Capital Markets Transaction” has the meaning assigned to it in Section 5.1.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.21.
“Qualified IP Holding Company” means any wholly-owned Foreign Subsidiary of the Company to which the Designated Principal Trade Name is transferred.
“Quotation Date” means, in relation to any period for which the Eurocurrency Base Rate is to be determined hereunder, the Business Day on which quotations would ordinarily be given by prime banks in the London Interbank market for deposits in Dollars is to be determined for delivery on the first day of that period; provided, that, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.
“Receiving Party” has the meaning assigned to such term in Section 10.16.
“Register” has the meaning assigned to such term in Section 10.6(b)(iv).
“Regulation D” means Regulation D of the Board as in effect from time to time.
“Regulation T” means Regulation T of the Board as in effect from time to time.
“Regulation U” means Regulation U of the Board as in effect from time to time.
“Regulation X” means Regulation X of the Board as in effect from time to time.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Reinstated Guarantee Period” means a period from and including the 30th day after any Guarantee Reinstatement Date to but excluding the following Guarantee Release Date, if any.
“Reinstated Guarantee Requirement Period” means a period from and including any Guarantee Reinstatement Date to but excluding the following Guarantee Release Date, if any.
“Required Lenders” means, at any time, the holders of more than 50% of the aggregate amount of the Total Commitments (or, at any time after the Commitments shall have expired or terminated, the holders of more than 50% of the sum of the Total Extensions of Credit).
“Requirements of Law” means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief accounting officer, chief financial officer, controller, assistant controller, treasurer or assistant treasurer of the Company.
“S&P” means Standard & Poor’s Ratings Service and its successors.
“Sale/Leaseback Transaction” means any arrangement with any Person providing for the leasing by any Loan Party or Principal Domestic Subsidiary of real or personal property that has been or is to be sold or transferred by the applicable Loan Party or Principal Domestic Subsidiary to such Person, including any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the applicable Loan Party or Principal Domestic Subsidiary.

“Sanctioned Country” has the meaning assigned to such term in Section 4.15.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctions List” has the meaning assigned to such term in Section 4.15.
“Screen Rate” has the meaning set forth in the definition of Eurocurrency Base Rate.
“SEC” means the Securities and Exchange Commission, and any analogous Governmental Authority.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity have or shall have the right to have voting power by reason of the happening of any contingency) is at the time directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Guarantor” means during any Reinstated Guarantee Period, each Domestic Subsidiary that was a Principal Domestic Subsidiary on the applicable Guarantee Reinstatement Date or that became a party to the Guarantee after such Guarantee Reinstatement Date pursuant to Section 6.6(a) or Section 6.6(b) or Section 10.1(b); provided, however, that the term “Subsidiary Guarantor” shall not include (i) GM Holdings, (ii) any Excluded Subsidiary, (iii) any Foreign Subsidiary Holding Company and (iv) any such Person from and after the date such Person ceases to be a party to the Guarantee in accordance with the terms thereof until the date such Person becomes or is required to become a party to the Guarantee.
“Supported QFC” has the meaning assigned to it in Section 10.21.
“Syndication Agent” has the meaning assigned to such term in the preamble hereto.
“Taxes” means any taxes, charges or assessments, including but not limited to income, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date” means May 12, 2021 which is the date which is 364 calendar days following the Closing Date.
“Total Available Commitments” means, at any time, an amount equal to the excess, if any, of (a) the Total Commitments then in effect, over (b) the Total Extensions of Credit then outstanding.
“Total Commitments” means, at any time, the aggregate amount of the Commitments then in effect. The original amount of the Total Commitments is $2.0 billion.
“Total Extensions of Credit” means, at any time, the aggregate Outstanding Amount of the Extensions of Credit of the Lenders at such time.
“Transferee” means any Assignee or Participant.
“Type” means as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Unconsolidated Subsidiary” means a subsidiary of the Company or other Person whose financial results are not, in accordance with GAAP, included in the consolidated financial statements of the Company.
“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
“United States” means the United States of America and its territories and possessions.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.21.
“USA Patriot Act” has the meaning assigned to such term in Section 10.18.
“Voting Stock” means, with respect to any Person, such Person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such Person under ordinary circumstances.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2    Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time, (vi) references to any Person shall include its successors and permitted assigns, (vii) references to any law, treaty, statute, rule or regulation shall (unless otherwise specified) be construed as including all statutory provisions, regulatory provisions, rulings, opinions, determinations or other provisions consolidating, amending, replacing, supplementing or interpreting such law, treaty, statute, rule or regulation and (viii) unless otherwise specified, references to fiscal periods shall be deemed to be references to fiscal periods of the Company.
(c)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole (including the Schedules and Exhibits hereto) and not to any particular provision of this Agreement (or the Schedules and Exhibits hereto), and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
1.3    Conversion of Foreign Currencies.
(a)    The Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error using the procedure set forth in the definition of “Dollar Equivalent” and Section 1.3(b). The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent.

(b)    For purposes of determining compliance with Section 7.2, with respect to any amount of any Indebtedness that is denominated in a currency other than Dollars, the Dollar Equivalent thereof shall be determined based on the Exchange Rate in effect at the time such Indebtedness was incurred unless the specific restriction or covenant provides a different method or time for valuation.
(c)    The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.
1.4    Other Interpretive Provisions. If a Lien satisfies the requirements of two or more clauses of the definition of Permitted Lien, the Company may, at any time and from time to time designate or redesignate such Lien as a Permitted Lien in any of such clauses and the Company need not classify such Lien solely by reference to one such clause.
1.5    Interest Rates; LIBOR Notification. The interest rate on a Loan may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The interest rate on Eurocurrency Loans is determined by reference to the Eurocurrency Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.18(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 2.18(e), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurocurrency Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.18(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.18(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurocurrency Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

1.6    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS
2.1    Commitments. (a)  Subject to the terms and conditions hereof, each Lender severally agrees to make (or cause its Applicable Lending Office to make) revolving loans (“Loans”) in Dollars to the Company from time to time during the Commitment Period of such Lender; provided, that, after giving effect to such borrowing and the use of proceeds thereof, (i) such Lender’s Extensions of Credit do not exceed the amount of such Lender’s Commitments and (ii) the Total Extensions of Credit shall not exceed the Total Commitments then in effect. During the Commitment Period of the applicable Lenders for the Facility, the Company may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurocurrency Loans, ABR Loans or any combination of the foregoing, as determined by the Company and notified to the Administrative Agent in accordance with Section 2.2 and 2.14.
(b)    The Company shall repay all outstanding Loans of a Lender on the Termination Date for such Lender under the Facility.
2.2    Procedure for Borrowing. The Company may borrow under the Commitments during the Commitment Period on any Business Day; provided, that, the Company shall give the Administrative Agent a written Borrowing Request (or telephonic notice promptly confirmed with a written Borrowing Request) prior to (a) in the case of Eurocurrency Loans, 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date or (b) in the case of ABR Loans, 1:00 P.M., New York City time, on the date of the proposed borrowing, specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurocurrency Loans, the respective lengths of the initial Interest Period(s) therefor. If no election as to the Type of a Loan is specified in any such notice, then the requested borrowing shall be an ABR Loan. If no Interest Period with respect to a Eurocurrency Loan is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Each borrowing under the Commitments shall be in an amount equal to $25 million (or, if the Total Available Commitments at such time are less than $25 million, such lesser amount) or a whole multiple of $5 million in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make (or cause its Applicable Lending Office to make) the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Company at the Funding Office prior to 1:00 P.M. (or, in the case of an ABR Loan requested on the proposed Borrowing Date, 3:00 P.M.), New York City time, on the Borrowing Date requested (or deemed requested) by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office or such other account as the Company may specify to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.3    [Reserved].
2.4    [Reserved].
2.5    [Reserved].
2.6    [Reserved].
2.7    [Reserved].
2.8    [Reserved].
2.9    [Reserved].
2.10    Facility Fees, etc.. (a)  The Company agrees to pay to the Administrative Agent a facility fee (the “Facility Fee”) for the account of each Lender for the period from and including the Closing Date (or such later date as of which such Lender shall become a Lender) to the date on which all Extensions of Credit of such Lender under the Facility have been paid in full and the Commitments of such Lender under the Facility have been terminated, computed at the Facility Fee Rate on the average daily amount of the Commitments of such Lender (whether used or unused) under the Facility, or, if such Commitments have been terminated, on the daily average Extensions of Credit of such Lender under the Facility during the related Fee Payment Period for which payment is made, payable in arrears on each Fee Payment Date, commencing on the first such date to occur after the Closing Date.
(b)    The Company agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in the JPMorgan Fee Letter, dated as of May 1, 2020, between the Company and the Administrative Agent.
2.11    Termination and Reduction of Commitments.
(a)    The Company shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments under the Facility or, from time to time, to reduce the amount of Commitments under the Facility; provided, that no such termination or reduction of such Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans (if applicable) made on the effective date thereof, (x) the Total Extensions of Credit would exceed the Total Commitments then in effect or (y) the Extensions of Credit of any Lender would exceed such Lender’s Commitment then in effect. In the event that the Administrative Agent receives such notice, the Administrative Agent shall give notice thereof to the relevant Lenders as soon as practicable thereafter. Any such reduction shall be in an amount equal to $25 million or a whole multiple of $10 million in excess thereof and shall reduce permanently the Commitments then in effect under the Facility. Each notice delivered by the Company pursuant to this Section 2.11(a) shall be irrevocable; provided, that a notice to terminate any Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or a Change of Control, in which case, such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Notwithstanding the foregoing, the revocation of a termination notice shall not affect the Company’s obligation to indemnify any Lender in accordance with Section 2.22 for any loss or expense sustained or incurred as a consequence thereof.
(b)    Notwithstanding anything to the contrary in this Agreement, upon the occurrence of a Mandatory Prepayment Event, the Commitments under the Facility shall be automatically reduced by an amount equal to 50% of the Net Cash Proceeds received by the Company therefrom; provided that the Commitments under the Facility shall not be reduced below an aggregate amount of $1.0 billion, pursuant to the foregoing. Pursuant to the foregoing, the Company shall, within three (3) Business Days of receipt of the Net Cash Proceeds from a Mandatory Prepayment Event, provide the Administrative Agent written notice that such reduction shall permanently reduce the Commitments then in effect under the Facility.
2.12    Prepayments.
(a)    The Company may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 1:00 P.M., New York City time, three Business Days prior thereto, in the case of Eurocurrency Loans, and no later than 1:00 P.M., New York City time, on the day of such prepayment, in the case of ABR Loans, in each case which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or ABR Loans; provided, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Company shall also pay any amounts owing pursuant to Section 2.22; provided, further, that such notice to prepay the Loans delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or a Change of Control, in either case, which such notice may be revoked by the Company (by further notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Notwithstanding the foregoing, the revocation of a prepayment notice shall not affect the Company’s obligation to indemnify any Lender in accordance with Section 2.22 for any loss or expense sustained or incurred as a consequence thereof. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given (and not revoked as provided herein), the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an integral multiple of $1 million and no less than $25 million.
(b)    Upon the occurrence of a Mandatory Prepayment Event, the Company shall, within three (3) Business Days after the receipt of the Net Cash Proceeds therefrom, (i)(A) if, after giving effect to such Mandatory Prepayment Event, aggregate “automotive cash” of the Company and its Subsidiaries (other than the Excluded Subsidiaries and, for the avoidance of doubt, GM Holdings, GMF and Cruise LLC) is equal to or greater than $15.0 billion, prepay any Loans outstanding with an aggregate amount equal to 50% of such Net Cash Proceeds or (B) if, after giving effect to such Mandatory Prepayment Event, aggregate “automotive cash” of the Company and its Subsidiaries (other than the Excluded Subsidiaries and, for the avoidance of doubt, GM Holdings, GMF and Cruise LLC) is less than $15.0 billion, prepay any Loans outstanding in excess of $1.0 billion with an aggregate amount equal to 50% of such Net Cash Proceeds and (ii) provide the Administrative Agent written notice of such prepayment.
2.13    [Reserved].
2.14    Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurocurrency Loans in Dollars to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date, provided, that any such conversion of Eurocurrency Loans that is not made on the last day of an Interest Period with respect thereto shall be subject to Section 2.22. The Company may elect from time to time to convert ABR Loans to Eurocurrency Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided, that no ABR Loan may be converted into a Eurocurrency Loan when (after giving effect to such Loan and to the application of proceeds thereof) any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversions (and the Administrative Agent shall notify the Company within a reasonable amount of time of any such determination). Upon receipt of any such conversion notice, the Administrative Agent shall promptly notify each relevant Lender and the Company thereof.
(b)    Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period(s) to be applicable to such Loans; provided, that notwithstanding any contrary provision hereof, if (after giving effect to such Loan and to the application of proceeds thereof) an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders or in its sole discretion, so notifies the Company, then, so long as an Event of Default is continuing, other than to the extent repaid, each Eurocurrency Loan under the Facility shall be converted to an ABR Loan at the end of the Interest Period applicable thereto; and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph such Loans shall be automatically continued as a Eurocurrency Loan, on the last day of such then expiring Interest Period and shall have an Interest Period of the same duration as the expiring Interest Period. Upon receipt of any such continuation notice (or any such automatic continuation), the Administrative Agent shall promptly notify each relevant Lender and the Company thereof.
2.15    Limitations on Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than ten (10) Eurocurrency Tranches shall be outstanding at any one time.
2.16    Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin.
(b)    [Reserved].
(c)    Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
(d)    [Reserved].
(e)    (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.16 plus 2% per annum and (ii) if all or a portion of any interest payable on any Loan or any Facility Fee payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans, in each case, with respect to clauses (i) and (ii) above, from the date of such nonpayment until such amount is paid in full (as well after as before judgment).

(f)    Interest shall be payable in arrears on each Interest Payment Date, provided, that interest accruing pursuant to Section 2.16(e) shall be payable from time to time on demand.
(g)    [Reserved].
(h)    All interest hereunder shall be paid in Dollars.
2.17    Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that interest computed by reference to ABR at times when ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement or any other Loan Document shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.17(a).
2.18    Inability to Determine Interest Rate; Illegality. (a) If prior to the first day of any Interest Period:
(i)    Subject to clause (c) below, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate (including because the Screen Rate is not available or published on a current basis) for such Interest Period; or
(ii)    the Administrative Agent shall have received notice from the Required Lenders that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period;
the Administrative Agent shall give notice thereof to the Company and the relevant Lenders as soon as practicable thereafter. If any such notice is given pursuant to clause (i) or (ii) of this Section 2.18(a) in respect of Eurocurrency Loans, then thereafter (and until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist) (such notice to be given promptly upon the Administrative Agent becoming aware of such change in circumstances) (1) any such Eurocurrency Loans denominated under the Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (2) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans and (3) any outstanding Eurocurrency Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans.
(b)    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, made subsequent to the Closing Date, shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Administrative Agent and the Company describing the relevant provisions of such Requirement of Law (and, if the Company shall request, provide the Company with a memorandum or opinion of counsel of recognized standing (as selected by such Lender) as to such illegality), following which, (i) the commitment of such Lender hereunder to make Eurocurrency Loans, continue such Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall forthwith be cancelled and (ii) such Lender’s outstanding Eurocurrency Loans shall be converted automatically on the last day of the then current Interest Periods with respect to such Loans (or within such earlier period as shall be required by law) to ABR Loans. If any such conversion or prepayment of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to any Lender whose Loan is converted or prepaid such amounts, if any, as may be required pursuant to Section 2.22.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the Eurocurrency Base Rate with a Benchmark Replacement. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any such proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lender have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurocurrency Base Rate with a Benchmark Replacement pursuant to this Section 2.18(c) will occur prior to the applicable Benchmark Transition Start Date.
(d)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent in consultation with the Company will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(e)    The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-In Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.18.
(f)    Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any request to convert any Borrowing to, or to continue any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any such Eurocurrency Borrowing shall be deemed automatically converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto (provided that if the Eurocurrency Borrowing so converted is not denominated in Dollars it shall be converted to Dollars at the Exchange Rate), (ii) if any request for a Borrowing requests a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Company for a Eurocurrency Borrowing shall be ineffective.
2.19    Pro Rata Treatment and Payments; Evidence of Debt. (a) Each borrowing of Loans under the Facility by the Company from the Lenders under the Facility, each payment by the Company on account of any Facility Fee and any reduction of the Commitments of the Lenders under the Facility shall be made pro rata according to the respective Percentages under the Facility, of the relevant Lenders in the Facility except to the extent required or permitted pursuant to Sections 2.11, 2.24 and 2.25.
(b)    Each payment (including each prepayment) by the Company on account of principal of and interest on the Loans under the Facility shall be made pro rata to the Lenders under the Facility according to the respective outstanding principal amounts of the Loans under the Facility then held by the Lenders under the Facility except to the extent required or permitted pursuant to Sections 2.11, 2.24 and 2.25. Each such payment shall be paid in Dollars.
(c)    All payments (including prepayments) to be made by the Company, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 3:00 P.M., New York time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, except as otherwise provided with respect to the payment of interest at the expiration of an Interest Period for a Eurocurrency Loan as provided in the proviso to the definition of Interest Period. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(d)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate up to the greater of (i) the Federal Funds Effective Rate and (ii) a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the Facility, on demand, from the Company.

(e)    Unless the Administrative Agent shall have been notified in writing by the Company prior to the date of any payment due to be made by the Company under the Facility that the Company will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Company is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders under the Facility their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Company within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each such Lender to which any amount was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Company.
(f)    Unless all of the Obligations have become due and payable (whether at the stated maturity, by acceleration or otherwise), payments under the Guarantee shall be applied to the Obligations in such order of application as the Company may from time to time specify, subject however, to the provisions of Sections 2.19(a) and (b) (applied as if such payments were made by the Company) and Section 10.7.
(g)    The Company agrees that, upon the request to the Administrative Agent by any Lender, the Company shall promptly execute and deliver to such Lender a promissory note of the Company evidencing the Loans of such Lender, substantially in the forms of Exhibit H (a “Note”), with appropriate insertions as to date and principal amount.
2.20    Requirements of Law.
(a)    If any Change in Law shall:
(i)    impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate; or
(ii)    impose on such Lender or any London Interbank market any other condition;
and the result of any of the foregoing is to increase the cost to the Administrative Agent or such Lender (or its affiliate, as the case may be), by an amount that the Administrative Agent or such Lender reasonably deems material, of making, converting into, continuing or maintaining Eurocurrency Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall pay the Administrative Agent or such Lender, within 15 Business Days of receipt of notice from the Administrative Agent or the relevant Lender as described below, any additional amounts necessary to compensate the Administrative Agent or such Lender for such increased cost or reduced amount receivable (it being understood that the provisions set forth in this Section 2.20(a) are not intended to derogate from the Company’s rights provided in Section 2.23 and Section 2.24). If the Administrative Agent or any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled (including a reasonably detailed calculation of such amounts).
(b)    If any Lender shall have determined that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or an entity controlling such Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such entity could have achieved but for such Change in Law (taking into consideration such Lender’s or such entity’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, within 15 Business Days after submission by such Lender to the Company (with a copy to the Administrative Agent) of a written request therefor (together with a reasonably detailed description and calculation of such amounts), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such entity for such reduction (it being understood that the provisions set forth in this Section 2.20(b) are not intended to derogate from the Company’s rights provided in Sections 2.23 and 2.24).
(c)    A certificate as to any additional amounts payable pursuant to this Section 2.20 submitted by the Administrative Agent or any Lender to the Company (with a copy to the Administrative Agent) shall be prima facie evidence of the amount owing in the absence of manifest error. Notwithstanding anything to the contrary in this Agreement, (i) neither the Administrative Agent nor any Lender shall be entitled to request any payment or amount under this Section 2.20 unless the Administrative Agent or such Lender is generally demanding payment (and certifies to the Company that it is generally demanding payment) under comparable provisions of its agreements with similarly situated borrowers of similar credit quality (provided, that the Administrative Agent shall not be under any obligation to verify any such request of a Lender) and (ii) the Company shall not be required to compensate the Administrative Agent or a Lender pursuant to this Section 2.20 for any amounts incurred more than 90 days prior to the date that the Administrative Agent or such Lender notifies the Company of the Administrative Agent’s or such Lender’s intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such 90 day period shall be extended to include the period of such retroactive effect, but not more than 180 days prior to the date that such notice was received by the Company, if any. The obligations of the Company pursuant to this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all interest thereon and fees payable hereunder.
2.21    Taxes. (a) All payments made by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes, excluding (i) Taxes imposed on or measured by income or profits (including franchise Taxes imposed in lieu of or in addition to net income Taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) any branch profit Taxes imposed by the United States or any similar Tax imposed by any other Governmental Authority in a jurisdiction described in clause (i) above and (iii) any Taxes imposed by reason of FATCA (any such non-excluded Taxes, “Non-Excluded Taxes”). If any Taxes are required to be deducted or withheld from any amounts payable to the Administrative Agent or any Lender under any Loan Document, as determined in good faith by the applicable withholding agent or by the Company, to the extent there is no withholding agent, the applicable withholding agent or the Company shall make such deductions or withholdings and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable laws. In the case of any Non-Excluded Taxes or Other Taxes, the amounts so payable by the applicable Loan Party to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) an amount equal to the sum which would have been received had no such deduction or withholding been made, provided, however, that no Loan

Party shall be required to increase any such amounts payable to the Administrative Agent or any Lender with respect to any Non-Excluded Taxes except to the extent that any change in applicable law, treaty or governmental rule or regulation after the time such Lender becomes a party to this agreement (a “Change in Tax Law”), shall result in an increase in the rate of any deduction, withholding or payment from that in effect at the time such Lender becomes a party to this Agreement (or designates a new Applicable Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of its designation of a new Applicable Lending Office (or assignment), to receive additional amounts from such Loan Party with respect to such Non-Excluded Taxes pursuant to this Section 2.21. Notwithstanding anything to the contrary herein, the Company shall not be required to increase any amounts payable to the Administrative Agent or any Lender with respect to any Non-Excluded Taxes that are attributable to such Person’s failure to comply with the requirements of paragraph (d) or (f) of this Section 2.21 except as such failure relates to a Change in Tax Law rendering such Person legally unable to comply.
(b)    In addition, each Loan Party shall pay any Other Taxes over to the relevant Governmental Authority in accordance with applicable law.
(c)    Whenever any Non-Excluded Taxes or Other Taxes are payable by any Loan Party, as promptly as practicable thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Loan Party (or other evidence reasonably satisfactory to the Administrative Agent or the relevant Lender) showing payment thereof. If (i) any Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, (ii) any Loan Party fails to remit to the Administrative Agent the required receipts or other required documentary evidence or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, the Loan Parties shall indemnify the Administrative Agent and the Lenders for such amount and any incremental taxes, interest, additions to tax, expenses or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure in the case of clauses (i) and (ii), or any such direct imposition in the case of clause (iii). The indemnification payment under this Section 2.21 shall be made within 30 days after the date the Administrative Agent or such Lender (as the case may be) makes a written demand therefor (together with a reasonably detailed calculation of such amounts).
(d)    Each Lender (or Transferee) (i) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company and the Administrative Agent (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY (together with any applicable underlying IRS forms), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F-1, Exhibit F-2, Exhibit F-3 or Exhibit F-4, as applicable, and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Company under this Agreement and the other Loan Documents and (ii) that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) two properly completed and duly executed copies of IRS Form W-9. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). Thereafter, each Lender shall, to the extent it is legally able to do so, deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender at any other time prescribed by applicable law or as reasonably requested by the Company. Each Lender shall deliver to the Company and the Administrative Agent, any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Company and the Administrative Agent to determine the withholding or deduction required to be made. Each Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (and any other form of certification adopted by the U.S. taxing authorities for such purpose). In addition, if a payment made to a Lender under this Agreement or the other Loan Documents would be subject to U.S. federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.21(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding any other provision of this Section 2.21, a Lender shall not be required to deliver any form pursuant to this Section 2.21 (other than clause (ii) of the first sentence of this paragraph) that such Lender is not legally able to deliver.
(e)    If the Administrative Agent, any Transferee or any Lender determines, in its sole good faith discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.21, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.21 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Transferee or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent, such Transferee or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Transferee or such Lender in the event the Administrative Agent, such Transferee or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to (i) interfere with the right of the Administrative Agent, any Transferee or any Lender to arrange its tax affairs in whatever manner it sees fit, (ii) obligate the Administrative Agent, any Transferee or any Lender to claim any tax refund, (iii) require the Administrative Agent, any Transferee or any Lender to make available its tax returns (or any other information relating to its taxes or any computation in respect thereof which it deems in its sole discretion to be confidential) to any Loan Party or any other Person, or (iv) require the Administrative Agent, any Transferee or any Lender to do anything that would in its sole discretion prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(f)    Each Lender shall indemnify the Administrative Agent (to the extent not reimbursed by or on behalf of the Company if it is required to do so under Section 2.21(a) or 10.5 and without limiting the obligation of the Company under Section 2.21(a) or 10.5 to do so) for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
(g)    Each Assignee shall be bound by this Section 2.21.
(h)    The agreements in this Section 2.21 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and the other Loan Documents.
2.22    Indemnity. The Company agrees to indemnify each Lender for, and to hold each Lender harmless from, any actual loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company in making any prepayment of or conversion from Eurocurrency Loans after the Company has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurocurrency Loans (or the conversion of a Eurocurrency Loan into a Loan of a different Type) on a day that is not the last day of an Interest Period with respect thereto or (d) the assignment of any Eurocurrency Loan other than on the last day of an Interest Period therefor as a result of a request by the Company pursuant to Section 2.24. Such indemnification may include an amount up to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. A certificate as to any amounts payable pursuant to this Section 2.22 submitted to the Company, if any, by any Lender (together with a reasonably detailed calculation of such amounts) shall be prima facie evidence thereof and shall be payable within 30 days of receipt of any such notice. The agreements in this Section 2.22 shall survive the termination of this Agreement, the repayment of the Loans and all other amounts payable hereunder and the other Loan Documents.
2.23    Change of Applicable Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.20 or 2.21(a) with respect to such Lender or its Applicable Lending Office, as applicable, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans affected by such event with the object of avoiding or minimizing the consequences of such event; provided, that such designation is made on terms that, in the reasonable judgment of such Lender, do not cause such Lender and its lending office(s) to suffer any material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.23 shall affect or postpone any of the obligations of the Company or the rights of any Lender pursuant to Section 2.20 or 2.21(a).
2.24    Replacement/Termination of Lenders. The Company shall be permitted to replace with a replacement financial institution or terminate the Commitments under the Facility and repay any outstanding Loans at par under the Facility (and any accrued interest and fees thereon) of a Defaulting Lender or any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.20 or 2.21(a), (ii) fails to give its consent for any amendment, consent or waiver requiring the consent of 100% of the Lenders or all affected Lenders under the Facility (and such Lender is an affected Lender) and for which the Required Lenders have consented or (iii) fails to give its consent to an extension of the Termination Date to which the Required Lenders have consented; provided, in each case, that (A) the replacement financial institution or the Company, as applicable, shall purchase or repay at par, all Loans owing to such replaced or terminated Lender on or prior to the date of replacement or termination, and shall pay all accrued interest and fees thereon to such date, (B) unless otherwise agreed, the Company shall be liable to such replaced or terminated Lender under Section 2.22 if any Eurocurrency Loan owing to such replaced Lender shall be purchased or repaid other than on the last day of the Interest Period relating thereto, (C) any replacement financial institution, if not a Lender, shall be reasonably satisfactory to the Administrative Agent and if a Lender, shall not constitute a Defaulting Lender, (D) any replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided, that, unless otherwise agreed, the Company shall be obligated to pay the registration and processing fee referred to therein), (E) until such time as such replacement shall be consummated, the Company shall pay all additional amounts (if any) required pursuant to Section 2.20 or 2.21(a), as the case may be, and (F) any such replacement, termination and/or repayment shall not be deemed to be a waiver of any rights that the Company, any other Loan Party, the Administrative Agent or any other Lender shall have against the replaced Lender. Notwithstanding the foregoing, in the event that a Lender being replaced pursuant to this Section 2.24 shall not have executed an Assignment and Assumption requested by the Company reflecting such permitted replacement, such Lender shall be deemed to have approved such assignment three Business Days following receipt of notice from the Company of such replacement, and such deemed approval shall be effective for purposes of documenting an assignment pursuant to Section 10.6 without any action by any other party hereto (including the Administrative Agent), and the Administrative Agent shall record the same.
2.25    Defaulting Lender.
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Facility Fees, if any, shall cease to accrue on the unfunded Commitment of such Defaulting Lender pursuant to Section 2.10; and
(b)    such Defaulting Lender and the Commitment and Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Lenders, the Required Lenders or any directly affected Lender under the Facility have taken or may take any action hereunder (including any consent to any amendment, consent, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply in the case of an amendment, waiver or other modification that has the effect of (i) increasing the amount or extending the expiration date of all or any portion of such Defaulting Lender’s Commitment or extending the final scheduled maturity date of any Loan held by such Defaulting Lender, (ii) forgiving or reducing any principal amount of any Loan owing to such Defaulting Lender, or (iii) reducing the stated rate of any interest or fees payable to such Defaulting Lender hereunder, or extending the scheduled date of any payment required hereunder (for the purpose of clarity, the foregoing clauses (i), (ii), and (iii) shall not include any waiver of a mandatory prepayment and shall not preclude a waiver of applicability of any post-default increases in interest rates).

2.26    Reallocation of Payments for the Account of Defaulting Lenders. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender under the Facility (whether voluntary or mandatory, at or prior to maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder (pro rata in accordance with the amounts owed by such Defaulting Lender to the Administrative Agent); second, as the Company may request (so long as no Event of Default has occurred and is continuing), to the funding of any Loan under the Facility in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in an interest bearing deposit account and released from time to time in order to satisfy obligations of such Defaulting Lender to fund Loans under the Facility (it being understood and agreed that the accrued interest thereon shall be held as additional collateral for such obligations); fourth, to the payment of any amounts owing to the Lenders under the Facility as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to a Loan Party as a result of any judgment of a court of competent jurisdiction obtained by such Loan Party against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans under the Facility of all non-Defaulting Lenders under the Facility on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender pursuant to this Section 2.26 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender under the Facility irrevocably consents hereto.
2.27    Incremental Commitments.
(a)    The Company may from time to time notify the Administrative Agent that certain of the Lenders designated by the Company and/or that additional lenders shall be added to this Agreement as Incremental Lenders with Commitments for the purpose of increasing the existing Commitments under the Facility (a “Commitment Increase”) by executing and delivering to the Administrative Agent an Incremental Loan Activation Notice signed by such Lenders or such additional lenders and specifying (i) the respective Incremental Commitments of such Incremental Lenders and (ii) the applicable Commitment Increase Date; provided, that after giving effect to such Commitment Increase (including the incurrence of any Incremental Loans on the applicable Commitment Increase Date and use of proceeds thereof) (x) no Default or Event of Default shall be continuing and (y) the sum of the Total Commitments then in effect (including, for the avoidance of doubt, Incremental Commitments) shall not exceed $2.0 billion.
(b)    Each Incremental Lender that is a signatory to an Incremental Loan Activation Notice severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (each, an “Incremental Loan”) to the Company from time to time on or after the Commitment Increase Date specified in such Incremental Loan Activation Notice in an aggregate principal amount outstanding at any time up to but not exceeding the amount of the Incremental Commitment of such Incremental Lender specified in such Incremental Loan Activation Notice, subject to the terms of this Agreement and the applicable Incremental Loan Activation Notice. Nothing in this Section 2.27 shall be construed to obligate any Lender to execute an Incremental Loan Activation Notice.
(c)    On any Commitment Increase Date, in the event any Loans under the Facility are then outstanding, (i) each relevant Incremental Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine are necessary in order to cause, after giving effect to such increased Commitments and the application of such amounts to prepay Loans under the Facility of other relevant Lenders, the Loans under the Facility to be held ratably by all Lenders with Commitments in the Facility in accordance with such Commitments after giving effect to such increase, (ii) the Company shall be deemed to have prepaid and reborrowed all outstanding Loans under this Agreement and (iii) the Company shall pay to the relevant Lenders the amounts, if any, payable under Section 2.22 as a result of such prepayment.
SECTION 3.    [RESERVED]
SECTION 4.    REPRESENTATIONS AND WARRANTIES
To induce the Lenders to enter into this Agreement and to make the Loans the Company hereby represents and warrants to each Lender that:
4.1    Financial Condition. The consolidated financial statements of the Company included in its Annual Report on Form 10-K, for the twelve-month period ended December 31, 2019 (the “2019 10-K”) and its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2020 (the “First Quarter 2020 10-Q”), each as most recently updated or amended on or before the Closing Date and filed with the SEC, present fairly, in all material respects, in accordance with GAAP, the financial condition and results of operations of the Company and its Subsidiaries as of, and for, (a) the twelve-month period ended on December 31, 2019 and (b) the three-month period ended March 31, 2020; provided, that the foregoing representation shall not be deemed to have been incorrect if, in the event of a subsequent restatement of such financial statements, the changes reflected in such restatement(s) do not reflect a change in the financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, which would reasonably be expected to have a Material Adverse Effect.
4.2    No Change. Between the date of the financial statements included in the 2019 10-K and the Closing Date, there has been no development or event which has had a Material Adverse Effect.
4.3    Existence. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the power and authority to conduct the business in which it is currently engaged and (c) is duly qualified and in good standing in each jurisdiction where it is required to be so qualified and in good standing, except to the extent all failures with respect to the foregoing clauses (a), (b) and (c) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.4    Power; Authorization; Enforceable Obligations. Each Loan Party (a) has the requisite organizational power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party, (b) has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance thereof, (c) has duly executed and delivered each Loan Document to which it is a party and (d) each such Loan Document constitutes a legal, valid and binding obligation of such Person enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
4.5    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party that is party to such documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Loan Party, or any Contractual Obligation of such Loan Party, except to the extent all such violations would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.6    Litigation. Except as set forth on Schedule 4.6 and except as set forth in the May 6, 2020 10-Q or on any Current Report on Form 8-K of the Company filed with the SEC after December 31, 2019 and prior to the Closing Date, no litigation, investigation, proceeding or arbitration is pending, or to the best of the Company’s knowledge, is threatened against the Company or any Loan Party as of the Closing Date that would reasonably be expected to have a Material Adverse Effect.
4.7    No Default. As of the Closing Date no Default or Event of Default has occurred and is continuing.
4.8    Ownership of Property. As of the Closing Date, the Company and each Principal Domestic Subsidiary, as applicable, has good title to, or a valid leasehold interest in, all of its other property then owned or leased by it; provided, that the foregoing representation shall not be deemed to have been incorrect, (a) if any such property (inclusive, in the case of any such real property, of associated machinery and equipment installed in such property) with respect to which the Company or a Principal Domestic Subsidiary cannot make such representation has a Net Book Value of less than $500 million or (b) with respect to defects in title to or leasehold interests in any such real or personal property, either (A) such defects are Permitted Liens, (B) such defects are cured no later than 180 days after the earlier to occur of (x) the date that the Administrative Agent gives notice of such defects to the Company and (y) the date that a Financial Officer of the Company has actual knowledge of such defects, or (C) such defects would not reasonably be expected to have a Material Adverse Effect.
4.9    Intellectual Property. As of the Closing Date, the Company and each Principal Domestic Subsidiary own, or are licensed to use, all United States Intellectual Property necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to own or be licensed would not reasonably be expected to have a Material Adverse Effect.
4.10    Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of Regulation T, U or X of the Board.
4.11    ERISA. No ERISA Default has occurred and is continuing.
4.12    Investment Company Act. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered as such under the Investment Company Act of 1940, as amended.
4.13    [Reserved].

4.14    Use of Proceeds. The proceeds of the Loans shall be used to finance the working capital needs of the Company and its Subsidiaries and for general corporate or entity purposes, including to enable the Company to make valuable transfers to any of its Subsidiaries in connection with the operation of their respective businesses.
4.15    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect corporate policies reasonably designed to promote compliance by the Company, its Subsidiaries and their respective employees with Anti-Corruption Laws and with applicable Sanctions. Neither the Company nor any of its Subsidiaries is included on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List maintained by OFAC or any publicly available Sanctions-related list of designated Persons maintained by the U.S. Department of Treasury, Her Majesty’s Treasury of the United Kingdom or the U.S. Department of State or the European Union (collectively, the “Sanctions Lists”). Neither the Company nor any of its Subsidiaries has a physical place of business, or is organized or resident, in (a) Cuba, Iran, North Korea, Syria or Crimea or (b) in any other Sanctioned Country. The Company will not knowingly use the proceeds of the Loans (i) in violation of any Anti-Corruption Laws or (ii) to fund any activities or business (x) of or with any individual or entity that is included on any Sanctions List or (y) in, or with the government of, any country, region or territory that is the subject or target of comprehensive territorial sanctions administered by OFAC, the U.S. Department of Treasury or the U.S. Department of State (a “Sanctioned Country”), except in the case of (x) or (y), to the extent licensed or otherwise authorized under U.S. law or (in the case of clause (x)) such other applicable law, as the case may be. Notwithstanding the foregoing, if any country, region or territory, including Cuba, Iran, North Korea, Syria or Crimea, shall no longer be the subject of comprehensive territorial sanctions administered by OFAC, then it shall not be considered a Sanctioned Country for purposes hereof and the provisions of this Section 4.15 shall no longer apply with respect to that country, region or territory.
SECTION 5.    CONDITIONS PRECEDENT
5.1    Conditions to Closing Date. This Agreement and the obligation of each Lender to make extensions of credit requested to be made by it hereunder shall be effective upon (1) the execution and delivery of this Agreement by each of the Administrative Agent, the Syndication Agent, the Co-Syndication Agent, the Company, each Person listed on Schedule 1.1A and each other party hereto and (2) written confirmation by the Administrative Agent to the Company and the Lenders confirming that the following conditions have been satisfied (or waived in accordance with the provisions hereof):
(a)    [Reserved].
(b)    Fees. The Lenders, the Administrative Agent and the Arrangers shall have received all fees and out-of-pocket expenses required to be paid hereunder and (with respect to such expenses) invoiced at least three (3) Business Days prior to the Closing Date.
(c)    Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Company, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of the Company, certified by the relevant authority of the jurisdiction of organization of the Company, (ii) a long form good standing certificate (or equivalent thereof in the relevant jurisdiction) for the Company from its jurisdiction of organization (but only to the extent applicable in the relevant jurisdiction) and (iii) a certificate of the Company, dated the Closing Date, to the effect that the conditions set forth in Section 5.2 have been satisfied or waived.

(d)    Legal Opinions. The Administrative Agent shall have received the executed legal opinion of (i) in house counsel to the Company and (ii) Mayer Brown LLP, counsel to the Company, each in form and substance reasonably acceptable to the Administrative Agent.
(e)    Proposed Capital Markets Transaction. The Company shall have launched and priced a transaction to raise an amount of at least $3.0 billion from the issuance of unsecured debt securities by the Company (the “Proposed Capital Markets Transaction”);
(f)    the Company shall have reduced the aggregate amount of commitments outstanding under the 2019 3-Year Revolving Credit Agreement by an amount equal to $1.0 billion; and
(g)    USA Patriot Act. The Administrative Agent shall have received all documentation and other information reasonably requested by the Administrative Agent or any Lender who is not a lender under the Existing 364-Day Credit Agreement under applicable “know your customer” and anti-money-laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.
5.2    Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan (it being expressly understood and agreed that the foregoing shall not apply to any conversion or continuation of an outstanding Loan) requested to be made by it on any date (including its initial extension of credit) is subject to the Closing Date having occurred and to the satisfaction (or waiver pursuant to Section 10.1) of the following conditions precedent as of the borrowing date for such Loan:
(a)    Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate to an earlier date (including those set forth in Sections 4.1, 4.2, 4.6, 4.7, 4.8 and 4.9), in which case, such representations and warranties shall have been true and correct in all material respects on and as of such earlier date);
(b)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date, after giving effect to the extensions of credit requested to be made on such date and the use of proceeds thereof;
(c)    Anti-cash hoarding. On a pro forma basis after giving effect to the Extensions of Credit requested to be made on such date pursuant to the Facility (and the use of proceeds thereof), aggregate “automotive cash” of the Company and its Subsidiaries (other than the Excluded Subsidiaries and, for the avoidance of doubt, GM Holdings, GMF and Cruise LLC), shall not exceed an amount equal to $15.0 billion.
Each borrowing hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing or the date of such issuance or such amendment, as the case may be, that the conditions contained in this Section 5.2 have been satisfied or waived.
SECTION 6.    AFFIRMATIVE COVENANTS
The Company hereby agrees that, so long as the Commitments remain in effect or any Loan, interest or fee payable hereunder or under any other Loan Document is owing to any Lender:

6.1    Financial Statements. The Company shall deliver to the Administrative Agent, audited annual financial statements and unaudited quarterly financial statements of the Company within 15 days after it is required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, after giving effect to any extensions (or, if it is not required to file annual financial statements or unaudited quarterly financial statements with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, then within 15 days after it would be required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, after giving effect to any extensions, if it had a security listed and registered on a national securities exchange) (and, for the avoidance of doubt, no such unaudited quarterly financial statements shall be required to be delivered with respect to the last fiscal quarter of any fiscal year); provided, that such financial statements shall be deemed to be delivered upon the filing with the SEC of its Form 10-K or Form 10-Q for the relevant fiscal period; provided, further, that any restatement of previously delivered (or deemed delivered) financial statements shall not constitute a breach or violation of this Section 6.1.
6.2    Compliance Certificates. The Company shall deliver to the Administrative Agent within 5 Business Days after the delivery (or deemed delivery) of any financial statements pursuant to Section 6.1, a Compliance Certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer’s knowledge, no Default or Event of Default has occurred and is continuing as of the date of such certificate, except as specified in such certificate, and (ii) containing a calculation of Consolidated Domestic Liquidity and Consolidated Global Liquidity as of the last day of the fiscal period covered by such financial statements.
6.3    Maintenance of Business; Existence. The Company shall continue to engage primarily in the automotive business and preserve, renew and keep in full force and effect its organizational existence and take all reasonable actions to maintain all rights necessary for the normal conduct of its principal line of business, except, in each case, (i) to the extent that failure to do so would not have a Material Adverse Effect and (ii) as otherwise permitted or provided in the Loan Documents.
6.4    Maintenance of Insurance. The Company shall, and shall cause each other Loan Party to, maintain, as appropriate, with insurance companies that the Company believes (in the good faith judgment of the management of the Company) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in amounts (after giving effect to any self-insurance, deductibles, and exclusions which the Company believes (in the good faith judgment of management of the Company) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions, deductibles, and exclusions) as the Company believes (in the good faith judgment of the management of the Company) are reasonable in light of the size and nature of its business.
6.5    Notices. Promptly upon a Financial Officer of the Company obtaining actual knowledge thereof, the Company shall give notice to the Administrative Agent of the occurrence of any Default or Event of Default. Each notice pursuant to this Section 6.5 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the other relevant Loan Party has taken, is taking, or proposes to take with respect thereto.
6.6    Reinstated Guarantors, etc. (a) Within 30 days after any Guarantee Reinstatement Date, the Company shall deliver, or cause to be delivered to the Administrative Agent the Guarantee and/or a Guarantee Joinder, as applicable, executed and delivered by each Domestic Subsidiary that is a Principal Domestic Subsidiary (other than an Excluded Subsidiary) on such

Guarantee Reinstatement Date, together with customary secretary’s certificates, resolutions and legal opinions; provided, that the foregoing requirements shall not apply to GM Holdings.
(b)    During any Reinstated Guarantee Requirement Period, within 90 days after the end of any fiscal quarter of the Company, during which (w) the Company or one of its Principal Domestic Subsidiaries forms or acquires any Principal Domestic Subsidiary (other than an Excluded Subsidiary), (x) the Company or one of its Principal Domestic Subsidiaries makes a single investment or a series of related investments having a value (determined by reference to Net Book Value, in the case of an investment of assets) of $500 million or more in the aggregate, directly or indirectly, in a Domestic Subsidiary (other than an Excluded Subsidiary) that is not a Principal Domestic Subsidiary that results in such Domestic Subsidiary becoming a Principal Domestic Subsidiary, (y) any Domestic Subsidiary (other than an Excluded Subsidiary) that is not a Principal Domestic Subsidiary otherwise becomes a Principal Domestic Subsidiary or (z) any Principal Domestic Subsidiary ceases to be an Excluded Subsidiary, the Company shall (or shall cause the relevant Subsidiary to), unless a Guarantee Release Date shall have occurred prior to such 90th day after the end of such fiscal quarter of the Company, cause such Principal Domestic Subsidiary (or Domestic Subsidiary receiving such investment(s) or otherwise becoming a Principal Domestic Subsidiary) to enter into the Guarantee and/or become a party to the Guarantee pursuant to a Guarantee Joinder, as applicable, and to deliver customary secretary’s certificates, resolutions and legal opinions in connection therewith.
(c)    Notwithstanding the foregoing or anything in any Loan Document to the contrary, in no event shall GM Holdings or any other Excluded Subsidiary be required to be a Guarantor or a Subsidiary Guarantor.
6.7    Books and Records. The Company shall and shall cause each other Loan Party to keep proper books of records and account in which entries are made in a manner so as to permit preparation of financial statements in conformity with GAAP (or, in the case of any Foreign Subsidiary, generally accepted accounting principles in effect in the jurisdiction of organization of such Foreign Subsidiary).
6.8    Ratings. The Company shall use commercially reasonable efforts to maintain an Index Debt Rating, to the extent available, from each of S&P, Moody’s and Fitch (it being understood that Moody’s does not provide Index Debt Ratings for investment grade companies); provided, that the Company shall not be required to obtain or maintain, as applicable, a specific Index Debt Rating.
SECTION 7.    NEGATIVE COVENANTS
The Company hereby agrees that, so long as the Commitments remain in effect or any Loan, interest or fee payable hereunder or under any other Loan Document is owing to any Lender:
7.1    Minimum Liquidity. The Company shall not at any time permit the Consolidated Global Liquidity to be less than $4 billion or the Consolidated Domestic Liquidity to be less than $2 billion.
7.2    Indebtedness. The Company shall not, and shall not permit any Principal Domestic Subsidiary to incur (A) in the case of the Company, any secured Indebtedness and (B) in the case of any Principal Domestic Subsidiary, any Indebtedness, in each case, other than (w) guarantees that do not constitute guarantees of debt for borrowed money, (x) Indebtedness secured by a Permitted Lien, (y) intercompany Indebtedness among the Company and its Subsidiaries (including Indebtedness between Subsidiaries) and (z) Indebtedness (other than Indebtedness described in clauses (w), (x) and (y) above), in an aggregate principal amount, the Dollar Equivalent of which, at the time of the incurrence thereof, does not exceed 2.0% of Consolidated Tangible Assets; provided that the aggregate principal Dollar Equivalent amount of any secured Indebtedness incurred pursuant to this subclause (z) shall not exceed 1.0% of Consolidated Tangible Assets).
7.3    Asset Sale Restrictions.
(a)    All or Substantially All. The Company shall not, nor shall it permit any Principal Domestic Subsidiary to, in one transaction or a series of related transactions, Dispose of all or substantially all of their respective assets (on a consolidated basis), except (x) in a transaction that complies with Section 7.4(a) or (y) in the case of any Principal Domestic Subsidiary, to a wholly-owned Principal Domestic Subsidiary (or a wholly-owned Domestic Subsidiary that will be, following receipt of such assets, a wholly-owned Principal Domestic Subsidiary), in each case, other than any Excluded Subsidiary; provided, that during any Reinstated Guarantee Period, any such transfer from a Subsidiary Guarantor shall be to another Subsidiary Guarantor; provided further that notwithstanding the foregoing the Company or any of its Principal Domestic Subsidiaries may Dispose of all or any portion of an Excluded Subsidiary Business to one or more Excluded Subsidiaries.
(b)    Principal Trade Names. The Company shall not, nor shall it permit any Principal Domestic Subsidiary or Qualified IP Holding Company to, Dispose of any Principal Trade Name, except (x) in a transaction that complies with Section 7.4 (other than Section 7.4(b)(iii)), (y) to a wholly-owned Principal Domestic Subsidiary (or a wholly-owned Domestic Subsidiary that will be, following receipt of such Principal Trade Name, a wholly-owned Principal Domestic Subsidiary), in each case, other than any Excluded Subsidiary; provided, that during any Reinstated Guarantee Period, any such transfer from the Company or a Subsidiary Guarantor shall be to the Company or another Subsidiary Guarantor or (z) in the case of the Designated Principal Trade Name, in any Permitted Principal Trade Name Transfer.
7.4    Fundamental Changes.
(a)    The Company shall not merge or consolidate with any other Person or Dispose of all or substantially all of its assets to any Person unless (A) no Event of Default shall be continuing after giving effect to such transaction and (B)(x) the Company shall be the continuing entity or (y)(1) the Person formed by or surviving such merger or consolidation, or the transferee of such assets, shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia that expressly assumes all the obligations of the Company under the Loan Documents pursuant to a supplement or amendment to the Loan Documents reasonably satisfactory to the Administrative Agent, (2) the Company and, during any Reinstated Guarantee Period, each Subsidiary Guarantor shall have reaffirmed its obligations under the Loan Documents and (3) the Administrative Agent shall have received an opinion of counsel (which may be internal counsel to a Loan Party) which is reasonably satisfactory to the Administrative Agent and consistent with the opinions delivered on the Closing Date with respect to the Company.
(b)    During any Reinstated Guarantee Requirement Period, no Subsidiary that is a Subsidiary Guarantor shall merge or consolidate with any other Person or dispose of all or substantially all of its assets to any Person unless (i) the Company or a Subsidiary Guarantor shall be the continuing entity or shall be the transferee of such assets, (ii) (A) the Person formed by or surviving such merger or consolidation, or the transferee of such assets, shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia that expressly assumes all the obligations of such other Subsidiary Guarantor under the Loan Documents pursuant to a supplement or amendment to each applicable Loan Document reasonably satisfactory to the Administrative Agent, (B)

the Company and each then-remaining Loan Party shall have reaffirmed its obligations under the Loan Documents and (C) the Administrative Agent shall have received an opinion of counsel (which may be internal counsel to a Loan Party) which is reasonably satisfactory to the Administrative Agent and, if applicable, consistent with the opinions delivered on the Closing Date with respect to such Loan Party, or (iii) in connection with an asset sale not prohibited by Section 7.3.
7.5    Anti-Corruption Laws and Sanctions. The Company shall not, and shall not permit any of its Subsidiaries to, knowingly use the proceeds of the Loans (i) in violation of any Anti-Corruption Laws or (ii) to fund any activities or business (x) of or with any individual or entity that is included on any Sanctions List or (y) in, or with the government of, a Sanctioned Country, except in the case of (x) or (y), to the extent licensed or otherwise authorized under U.S. law or (in the case of clause (x)) such other applicable law, as the case may be. Notwithstanding the foregoing, if any country, region or territory, including Cuba, Iran, North Korea, Syria or Crimea, shall no longer be the subject of comprehensive territorial sanctions administered by OFAC, the U.S. Department of Treasury or the U.S. Department of State, then it shall not be considered a Sanctioned Country for purposes hereof and the provisions of this Section 7.5 shall no longer apply with respect to that country, region or territory.
7.6    Restricted Payments. The Company will not, when any Total Extensions of Credit, 5-Year Total Extensions of Credit, 3-Year Total Extensions of Credit or 2020 364-Day Total Extensions of Credit are outstanding, directly or indirectly (a) declare or pay any dividends or return any capital to its stockholders (including any option holders) or make any other distribution, payment or delivery of property, securities or cash to its stockholders as such (all of the foregoing, “dividends”), or (b) make any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the redemption, retirement, purchase, or otherwise acquisition, cancellation or termination, directly or indirectly, for consideration, of any shares of any class of its Capital Stock or any option, warrant or other right to acquire any such Capital Stock (all of the foregoing, “repurchases” and each a “repurchase”), in each case other than (i) dividends payable solely in its common Capital Stock, (ii) dividends, distributions or other issuances, in each case, of rights to purchase Capital Stock pursuant to a stockholder rights plan, (iii) dividends in respect of preferred shares and (iv) mandatory repurchases of preferred shares issued after the Closing Date pursuant to any “private investment in public equity” transaction; provided that, so long as no Default or Event of Default exists or would exist after giving effect to any declaration or payment of dividends or repurchases:

(a)    the Company may redeem in whole or in part any of its Capital Stock for another class of its Capital Stock;
(b)    the Company may repurchase shares of, or make payments in respect of, its Capital Stock held by officers, directors and employees of the Company and/or any of its Subsidiaries, so long as such repurchase or payment is made pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements;
(c)    the Company may redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Capital Stock from Subsidiaries;
(d)    the Company may, at its discretion, enter into, and pay for the net cost of, call spread agreements when the execution of such agreements is contemporaneous with the public offering of convertible debt securities, mandatory convertible securities, or convertible preferred securities (convertible securities);
(e)    the Company may pay dividends so long as the aggregate amount of Total Extensions of Credit, 5-Year Total Extensions of Credit, 3-Year Total Extensions of Credit and 2020 364-Day Total Extensions of Credit outstanding are less than or equal to $5,000,000,000; and
(f)    the Company may repurchase, directly or indirectly, for consideration, any shares of any class of its Capital Stock so long as there are no outstanding Total Extensions of Credit, 5-Year Total Extensions of Credit, 3-Year Total Extensions of Credit or 2020 364-Day Total Extensions of Credit.
SECTION 8.    EVENTS OF DEFAULT
If any of the following events shall occur and be continuing:
(a)    the Company shall fail to pay (i) any principal of any Loan at maturity, (ii) any interest or Facility Fee hereunder for a period of five Business Days after receipt of notice of such failure by the Company from the Administrative Agent or (iii) any other amount due and payable under any Loan Document for 30 days after receipt of notice of such failure by the Company from the Administrative Agent (other than, in the case of amounts in this clause (iii), any such amount being disputed by the Company in good faith); or
(b)    any representation or warranty made or deemed made by the Company in any Loan Document or in any certified statement furnished pursuant to Section 6.2 at any time, shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or
(c)    any Loan Party or any Principal Domestic Subsidiary shall default in the observance or performance of (i) its agreements in Section 7.1 for a period of 20 consecutive days, or (ii) any other agreement contained in this Agreement or in any other Loan Document; provided, that, with respect to clause (ii) only, such default shall continue unremedied for a period of 20 Business Days after the Company’s receipt from the Administrative Agent of notice of such default; or
(d)    the Company or any Principal Domestic Subsidiary shall (i) default in making any payment of any principal of any Material Indebtedness on the due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement evidencing, securing or relating to such Indebtedness; or (iii) default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause such Material Indebtedness to become due prior to its stated maturity or (in the case of any such Material Indebtedness constituting a Guarantee Obligation) to become payable; or
(e)    (i) any Material Loan Party shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Material Loan Party, any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or
(f)    the occurrence of an ERISA Default; or
(g)    one or more judgments or decrees shall be entered in the United States against any Material Loan Party (or in the jurisdiction of organization of the applicable Material Loan Party) that is not vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof, and involves a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of the Dollar Equivalent, individually or in the aggregate, of $1 billion or more; or
(h)    during any Reinstated Guarantee Period, any Guarantee of a Subsidiary Guarantor shall cease to be in full force and effect (other than pursuant to or as provided by the terms hereof or any other Loan Document); or
(i)    the occurrence of a Change of Control;
then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing by any Loan Party to the Lenders under this Agreement and the other Loan Documents shall immediately become due and payable and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing to the Lenders under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company.
SECTION 9.    THE AGENTS
9.1    Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Loan Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
9.3    Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party hereto or thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
9.4    Reliance by Administrative Agent . The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, e-mail, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
9.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders as soon as practicable thereafter. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
9.6    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
9.7    Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by or on behalf of the Company if it is required to do so under Section 10.5 and without limiting the obligation of the Company under Section 10.5 to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.
9.8    Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it and any other extension of credit made by it hereunder, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
9.9    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(e) with respect to the Company shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders and with the consent of the Company (such consent not to be unreasonably withheld or delayed and which consent shall not be required if an Event of Default under Section 8(a) or Section 8(e) with respect to the Company shall have occurred and be continuing), appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500 million. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
9.10    [Reserved].
9.11    Bookrunners, Lead Arrangers, Global and Regional Coordinators, Documentation Agents, Syndication Agent and Co-Syndication Agent. None of the Syndication Agent, Co-Syndication Agent nor any of the bookrunners, lead arrangers, documentation agents, global or regional coordinator, or other agents identified on the cover page to this Agreement or in any commitment letter relating hereto (collectively, the “Arrangers”) shall have any duties or responsibilities under this Agreement or the other Loan Documents in their respective capacities as such, nor shall the consent of any such Person, in its capacity as such, be required for any amendment, modification or supplement to this Agreement or any other Loan Document.
9.12    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, and each Arranger, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Agents, or any Arranger or any of their respective Affiliates is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agents under this Agreement, any Loan Document or any documents related to hereto or thereto).

SECTION 10.    MISCELLANEOUS
10.1    Amendments and Waivers. (a) Subject to Section 2.18 and Section 10.1(d), neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1 or as otherwise expressly provided herein; provided, that any update or revision to any annex or schedule to any Loan Document (other than any amendment or modification to Schedule 1.1C to this Agreement) (including any update or revision to any annex or schedule to any Loan Document related to a Guarantee Joinder) shall not constitute an amendment, supplement or modification for purposes of this Section 10.1 and shall be effective upon acceptance thereof by the Administrative Agent. The Required Lenders and the Company (on its own behalf and as agent on behalf of any other Loan Party to the relevant Loan Document) may, or, with the written consent of the Required Lenders, the Administrative Agent (on behalf of the Required Lenders) and the Company (on its own behalf and as agent on behalf of any Loan Party to the relevant Loan Document) may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Administrative Agent, the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement (including any condition precedent to an Extension of Credit) or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
(A)    forgive or reduce any principal amount or extend the final scheduled date of maturity of any Loan (for the purpose of clarity each of the foregoing not to include any waiver of a mandatory prepayment), reduce the stated rate of any interest, fee or prepayment premium payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of any post-default increases in interest rates), or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly and adversely affected thereby;
(B)    eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender;
(C)    consent to the assignment or transfer by or release of the Company of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Subsidiary Guarantors from the obligations under the Guarantee (in each case, except as otherwise provided in the Loan Documents), in each case without the written consent of all Lenders;
(D)    reduce the percentage specified in the definition of Required Lenders without the written consent of all Lenders;
(E)    [Reserved];
(F)    amend, modify or waive any provision of Section 9 in a manner adverse to the Administrative Agent without the written consent of the Administrative Agent;
(G)    [Reserved];
(H)    amend, modify or waive any provision of Section 2.19(a) or (b) without the written consent of each Lender adversely affected thereby;
(I)    [Reserved]; or

(J)    add additional available currencies to the Facility without the written consent of each Lender directly affected thereby.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
(b)    Notwithstanding the foregoing paragraph (a), without the consent of the Required Lenders, but subject to any consent required by paragraphs (A) through (J) above, the Administrative Agent (on its own behalf and as agent on behalf of each Lender) and the Company (on its own behalf and as agent on behalf of any other Loan Party who is a party to the relevant Loan Document) may amend, modify or supplement any provision of this Agreement or any other Loan Document, and the Administrative Agent (on its own behalf and as agent on behalf of each Lender) may waive any provision of this Agreement or any other Loan Document, in each case to (A) cure any ambiguity, omission, defect or inconsistency, (B) permit additional affiliates of the Company or other Persons to guarantee the Obligations or (C) release any Subsidiary Guarantor or other guarantor that is required or permitted to be released by the terms of any Loan Document and to release any such Subsidiary Guarantor that was or becomes an Excluded Subsidiary; provided, that the Administrative Agent shall notify the Lenders of any such amendment, modification, supplement or waiver consummated in accordance with this clause (ii) promptly after consummation thereof.
(c)    For the avoidance of doubt it is understood that (i) any transaction permitted by Section 2.27 shall not be subject to this Section 10.1 and the Company and the Administrative Agent may, without the input or consent of any other Lender (except to the extent provided in any such Section), effect amendments to this Agreement as may be necessary in the reasonable opinion of the Company and the Administrative Agent to effect the provisions of such Sections (including any definitions relating to or necessary to effectuate the foregoing) and (ii) the delivery of a Guarantee Joinder shall not constitute an amendment, supplement or modification for purposes of this Section 10.1 and shall be effective upon the delivery thereof to the Administrative Agent.
(d)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, this Agreement may be amended, supplemented or otherwise modified as set forth in Section 2.18.
10.2    Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice or electronic transmission, as received during the recipient’s normal business hours, addressed as follows in the case of the Company and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent and the Company in the case of the Lenders or to such other address as may be hereafter notified by the respective parties hereto:

The Company:	General Motors Company Detroit Treasury Office 300 Renaissance Center Mail code: 482-C26-A68 Detroit, MI 48265 Attention: Treasurer
with a copy to (which shall not constitute notice):	General Motors Company Detroit Treasury Office 300 Renaissance Center Mail code: 482-C26-D41 Detroit, MI 48265 Attention: Assistant Treasurer
with a further copy to (which shall not constitute notice):	General Motors Company Detroit Treasury Office 300 Renaissance Center Mail code: 482-C26-C18 Detroit, MI 48265 Attention: Director, Capital Markets
with a further copy to (which shall not constitute notice):	General Motors Company Detroit Treasury Office 300 Renaissance Center Mail code: 482-C26-B98 Detroit, MI 48265 Attention: Director, Treasury Operations
with a further copy to (which shall not constitute notice):	General Motors Company Mail Code 482-C39-B40 300 Renaissance Center P.O. Box 300 Detroit, MI 48265-3000 Attention: General Counsel Email: craig.glidden@gm.com
with a further copy to (which shall not constitute notice):	General Motors Company Mail Code 482-C24-A68 300 Renaissance Center P.O. Box 300 Detroit, MI 48265-3000 Attention: Assistant General Counsel & Corporate Secretary Email: rick.hansen@gm.com
Administrative Agent for all notices:
JPMorgan Chase Bank, N.A., as Administrative Agent
Investment Bank Loan Operations North America
500 Stanton Christiana Road, NCC5, Floor 01
Newark, DE, 19713-2107, United States
Email: Meghan.Roberts@chase.com
Facsimile: 302-634-4733
Telephone: 302-634-4670
Attention: Meghan Roberts

with a copy to:	JPMorgan Chase Bank, N.A. 8181 Communications Pkwy, Bldg B, Floor 6 Plano, TX, 75024, United States Email: Sean.Bodkin@jpmorgan.com Telephone: 972-324-1749 Attention: Sean Bodkin provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.11(a), 2.12 or 2.14 shall not be effective until received.
(b)    Each of the parties hereto agrees that the Administrative Agent may, but shall not be obligated to, make any notices or other Communications available to the Lenders by posting such Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(c)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a user ID/password authorization system) and the Approved Electronic Platform is secured through a single user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the parties hereto acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(d)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT OR ANY AFFILIATE THEREOF WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.
(e)    Each of the parties hereto agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.
10.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.4    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
10.5    Payment of Expenses. The Company agrees (a) to pay or reimburse the Administrative Agent and the Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, the syndication of the Facility, the consummation and administration of the transactions contemplated hereby and thereby and any amendment or waiver with respect thereto, including (i) the reasonable fees and out-of-pocket disbursements of Simpson Thacher & Bartlett LLP, and one additional local counsel in each relevant jurisdiction for the Administrative Agent and, in the event of a conflict, one separate counsel (and one local counsel in each relevant jurisdiction) for all persons similarly situated as required to address such conflict, (ii) filing and recording fees and expenses and (iii) the charges of Intralinks, (b) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including the reasonable fees and out-of-pocket disbursements and other charges of one primary counsel to the Administrative Agent, one additional local counsel in each relevant jurisdiction which counsel shall act on behalf of all Lenders and, in the event of a conflict, one separate counsel (and one local counsel in each relevant jurisdiction) for all persons similarly situated as required to address such conflict, (c) to pay, indemnify or reimburse each Lender and the Administrative Agent for, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Loan Documents, and (d) to pay, indemnify or reimburse each Lender, the Administrative Agent, their respective affiliates, and their respective officers, directors, partners, employees, advisors, agents, controlling persons and trustees (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than with respect to Taxes, which shall be governed exclusively by Section 2.21 or with respect to the costs, losses or expenses which are of the type covered by Section 2.20 or Section 2.22) in respect of the financing contemplated by this Agreement or the use or the proposed use of proceeds thereof and the other Loan Documents (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided, that the Company shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from (i) the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final and non-appealable judgment, (ii) a material breach of the Loan Documents by, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, advisors, agents, controlling persons or trustees as determined by a court of competent jurisdiction in a final and non-appealable judgment or (iii) any dispute solely among Indemnitees not arising out of any act or omission of the Company or any of its affiliates (other than disputes involving claims against any Indemnitee in its capacity as, or fulfilling its role as, the Administrative Agent or an

Arranger or similar role in respect of the transactions contemplated hereby). Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert, and to cause each of the Subsidiary Guarantors not to assert, and hereby waives, and agrees to cause each of the Subsidiary Guarantors to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee unless the same shall have resulted from the gross negligence or willful misconduct of, or material breach of the Loan Documents by, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, advisors, agents, controlling persons or trustees as determined by a court of competent jurisdiction in a final and non-appealable judgment. Unless such amounts are being contested in good faith by the Company, all amounts due under this Section 10.5 shall be payable not later than 45 Business Days after the party to whom such amount is owed has provided a statement or invoice therefor, setting forth in reasonable detail, the amount due and the relevant provision of this Section 10.5 under which such amount is payable by the Company. For purposes of the preceding sentence, it is understood and agreed that the Company may ask for reasonable supporting documentation to support any request to reimburse or pay out-of-pocket expenses, legal fees and disbursements, that the grace period to pay any such amounts shall not commence until such supporting documentation has been received by the Company and that out-of-pocket expenses that are reimbursable by the Company are limited to those that are consistent with the Company’s then prevailing policies and procedures for reimbursement of expenses. The Company agrees to provide upon request by any party that may be entitled to expense reimbursement hereunder, on a confidential basis, a written statement setting forth those portions of its then prevailing policies and procedures that are relevant to obtaining expense reimbursement hereunder. Statements payable by the Company pursuant to this Section 10.5 shall be submitted to the Company at the address of the Company set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Company in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the repayment of the Loans and all other amounts payable hereunder. In no event shall any party hereto or any other Loan Party be liable for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings); provided, that this sentence shall not limit the Loan Parties’ indemnification obligations set forth above to the extent the relevant, special, indirect, consequential or punitive damages are included in any third party claim in connection with which the relevant Indemnitee is entitled to indemnification hereunder.
10.6    Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than pursuant to Section 7.4, the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below and subject to advance notice to the Company, any Lender may assign to one or more assignees (other than the Company or any affiliate of the Company or any natural person) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (in each case, not to be unreasonably withheld or delayed) of:

(1)    the Company (unless such assignment is to a Lender to which any two or more of the following ratings have been issued by the relevant rating agency: (a) in the case of S&P, at least BBB; (b) in the case of Moody’s, at least Baa2; and (c) in the case of Fitch, at least BBB); and
(2)    the Administrative Agent;
provided, that (x) no consent provided for in clause (2) above shall be required for an assignment to a Lender or an affiliate thereof and (y) no consent of the Company provided for in clause (1) above shall be required if an Event of Default under Section 8(a) or (e) has occurred and is continuing.
Notwithstanding the foregoing, no Lender shall be permitted to assign any of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) to an Ineligible Assignee without the consent of the Company, which consent may be withheld in its sole discretion.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments and Loans, the amount of the Commitments and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10 million, unless each of the Company and the Administrative Agent otherwise consent; provided, that (1) no such consent of the Company shall be required if an Event of Default under Section 8(a) or (e) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
(B)    the parties to each assignment (or, in the case of an assignment made pursuant to the exercise of the Company’s rights under Section 2.24, the Administrative Agent, as agent for the assigning Lender, and the Assignee) shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which shall be paid by the assigning Lender or the Assignee or, in the case of an assignment made pursuant to the exercise of the Company’s rights under Section 2.24, by the assigning Lender, the Assignee, or the Company); and
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent and the Company an administrative questionnaire.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.20, 2.21, 2.22 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Subject to the last sentence of (b)(iii) above, the entries in the Register shall be conclusive in the absence of manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide a copy of the Register to the Company upon its request at any time and from time to time by electronic communication.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender (or, in the case of an assignment made pursuant to the exercise of the Company’s rights under Section 2.24, the Administrative Agent, as agent for the assigning Lender) and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, (D) such Participant shall not be an Ineligible Participant, and (E) no later than January 31 of each year, such Lender shall provide the Company with a written description of each participation of Loans and/or Commitments by such Lender during the prior year (it being understood that any failure to provide notice shall not render the participation invalid). Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to clause (A) of the proviso to the second sentence of Section 10.1(a) and (2) directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.20, 2.21 and 2.22 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive in the absence of manifest error, and such Lender, the Company and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.20 or 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to receive any funds directly from the Company in respect of Sections 2.20, 2.21, 2.22 or 10.7 unless such Participant shall have provided to Administrative Agent, acting for this purpose as an agent of the Company, such information as is required to be recorded in the Register pursuant to paragraph (b)(iv) above as if such Participant were a Lender. Any Participant shall not be entitled to the benefits of Section 2.21 unless such Participant complies with Sections 2.21(c), 2.21(d) and 2.21(e) as though it were a Lender.
(d)    Any Lender may, without the consent of the Company or the Administrative Agent at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure such Lender’s obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(e)    In connection with any assignment pursuant hereto, the assigning Lender shall surrender the Note held by it and the Company shall, upon the request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for the outstanding Note of the assigning Lender) a new Note to the order of such assigning Lender or Assignee, as applicable, in the amount equal to the amount of such assigning Lender’s or Assignee’s, as applicable, Commitment to it after giving effect to its applicable assignment (or if the Commitments have terminated, the Loan of such party). Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Company marked “cancelled.”
10.7    Adjustments. If any Lender (a “Benefitted Lender”) shall, at any time after the Loans and all other amounts payable hereunder shall have become due and payable (whether at the stated maturity, by acceleration or otherwise), receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash in Dollars from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted

Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
10.8    Counterparts; Electronic Execution.
(a)    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.
(b)    Delivery of an executed counterpart of a signature page of this Agreement be telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each an “Electronic Signature”), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Company hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
10.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Company, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.12    Submission to Jurisdiction; Waivers. (a) Each of the Administrative Agent, the Lenders, the Company and each other Loan Party hereby irrevocably and unconditionally:
(i)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(ii)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and
(iii)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.
10.13    Judgment. The obligations of the Company in respect of this Agreement and the other Loan Documents due to any party hereto shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which the sum originally due to such party is denominated (the “Original Currency”), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the Judgment Currency such party may in accordance with normal banking procedures purchase the Original Currency with the Judgment Currency; if the amount of the Original Currency so purchased is less than the sum originally due under such judgment to such party in the Original Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any party to this Agreement, such party agrees to remit to the Company such excess. The provisions of this Section 10.13 shall survive the termination of this Agreement and payment of the Loans, interest and Facility Fees payable hereunder or under any other Loan Document.
10.14    Acknowledgments. The Company hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    none of the Administrative Agent or any Lender has any fiduciary relationship with or duty to the Company or any Subsidiary arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and the Lenders, on one hand, and the Company or any Subsidiary, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company or any Subsidiary and the Lenders.
10.15    Releases of Guarantees. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required in Section 10.1) to take, and the Administrative Agent hereby agrees to take promptly, any action requested by the Company having the effect of releasing, or evidencing the release of, any collateral or any obligations under the Guarantee (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in this Section 10.15.
(b)    At such time as the Loans and interest and fees owing hereunder and under any other Loan Document shall have been paid in full and the Commitments have been terminated, all obligations (other than as expressly provided therein) of each Guarantor under the Guarantee shall terminate, all without delivery of any instrument or performance of any act by any person.
(c)    Immediately upon the occurrence of any Guarantee Release Date, all obligations (other than as expressly provided herein or therein) of each Subsidiary Guarantor under the Guarantee shall terminate, all without delivery of any instrument or performance of any act by any person. In connection with any such termination, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take, and the Administrative Agent hereby agrees to take, promptly, any action reasonably requested by the Company having the effect of releasing, or evidencing the release of, the obligations of each Subsidiary Guarantor under the Guarantee.
(c)    Any guarantees of the Obligations from a Subsidiary Guarantor (including any obligations of such Subsidiary Guarantor under the Guarantee) will be automatically released if such Subsidiary Guarantor becomes an Excluded Subsidiary or for any other reason ceases to be a Subsidiary Guarantor pursuant to a transaction not otherwise prohibited by the Loan Documents.
10.16    Confidentiality. Each of the Administrative Agent, each Lender and each Transferee (each a “Receiving Party”) agrees to keep confidential all non-public information provided to it by or on behalf of any Loan Party or any of its respective Subsidiaries, the Administrative Agent or any Lender pursuant to or in connection with any Loan Document; provided, that nothing herein shall prevent a Receiving Party from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof for purposes of the transactions contemplated by this Agreement (it being acknowledged and agreed that such information would be subject to the confidentiality provisions of the this Section 10.16), (b) subject to a written agreement to comply with the provisions of this Section 10.16 (or other provisions at least as restrictive as this Section 10.16), to any actual or prospective Transferee or any pledgee referred to in Section 10.6(c) or any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction or to any credit insurance provider relating to the Company and its obligations, (c) to its employees, officers, directors, trustees, agents, attorneys, accountants and other professional advisors or those of any of its affiliates for performing the purposes of a Loan Document, in each case, who are subject to or bound by an agreement to comply with the provisions of this Section 10.16 (or other provisions at least as restrictive as this Section 10.16), (d) upon the request or demand of any Governmental Authority or regulatory agency (including self-regulated agencies), (e) in response to any order of any court or other Governmental

Authority or as may otherwise be required pursuant to any Requirement of Law, after notice to the Company if reasonably feasible, (f) if requested or required to do so in connection with any litigation or similar proceeding, after notice to the Company if reasonably feasible, (g) that has been publicly disclosed (other than by such Receiving Party in breach of this Section 10.16), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) with the consent of the Company.
10.17    WAIVERS OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
10.18    USA Patriot Act and the Beneficial Ownership Regulation. Each Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the USA Patriot Act and the Beneficial Ownership Regulation.
10.19    [Reserved].
10.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an Affected Financial Institution and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
GENERAL MOTORS COMPANY

By: /s/ Rakesh K. Gupta
Name: Rakesh K. Gupta
Title: Vice President and Treasurer

Signature Page to 364-Day Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Lender

By: /s/ Jonathan Bennett
Name: Jonathan Bennett
Title: Executive Director

Signature Page to 364-Day Revolving Credit Agreement

CITIBANK, N.A., as Lender

By: /s/ Susan Olsen
Name: Susan Olsen
Title: Vice President

Signature Page to 364-Day Revolving Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA , S.A.
NEW YORK BRANCH, as Lender

By: /s/ Brian Crowley
Name: Brian Crowley
Title: Managing Director

By: /s/ Miriam Trautmann
Name: Miriam Trautmann
Title: Senior Vice President

Signature Page to 364-Day Revolving Credit Agreement

Bank of America, N.A., as Lender

By: /s/ Brian Lukehart
Name: Brian Lukehart
Title: Managing Director

Signature Page to 364-Day Revolving Credit Agreement

BARCLAYS BANK PLC, as Lender

By: /s/ Craig Malloy
Name: Craig Malloy
Title: Director

Signature Page to 364-Day Revolving Credit Agreement

BNP Paribas, as Lender

By: /s/ Christopher Sked
Name: Christopher Sked
Title: Managing Director

By: /s/ Karim Remtoula
Name: Karim Remtoula
Title: Vice President

Signature Page to 364-Day Revolving Credit Agreement

Credit Agricole Corporate and Investment Bank, as
Lender

By: /s/ Jill Wong
Name: Jill Wong
Title: Director

By: /s/ Gordon Yip
Name: Gordon Yip
Title: Director

Signature Page to 364-Day Revolving Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
as Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By: /s/ Annie Chung
Name: Annie Chung
Title: Director

Signature Page to 364-Day Revolving Credit Agreement

GOLDMAN SACHS BANK USA, as Lender

By: /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

Signature Page to 364-Day Revolving Credit Agreement

MIZUHO BANK, LTD., as Lender

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

Signature Page to 364-Day Revolving Credit Agreement

Morgan Stanley Senior Funding, Inc., as Lender

By: /s/ Alysha Salinger
Name: Alysha Salinger
Title: Vice President

Signature Page to 364-Day Revolving Credit Agreement

ROYAL BANK OF CANADA, as Lender

By: /s/ Benjamin Lennon
Name: Benjamin Lennon
Title: Authorized Signatory

Signature Page to 364-Day Revolving Credit Agreement

SOCIÉTÉ GÉNÉRALE, as Lender

By: /s/ John Hogan
John Hogan
Director

Signature Page to 364-Day Revolving Credit Agreement

Sumitomo Mitsui Banking Corporation, as Lender

By: /s/ Michael Maguire
Name: Michael Maguire
Title: Managing Director

Signature Page to 364-Day Revolving Credit Agreement

The Bank of Nova Scotia, as Lender

By: /s/ David Brooks
Name: David Brooks
Title: Managing Director

Signature Page to 364-Day Revolving Credit Agreement

THE TORONTO-DOMINION BANK, NEW YORK
BANCH, as Lender

By: /s/ Peter Kuo
Name: PETER KUO
Title: AUTHORIZED SIGNATORY

Signature Page to 364-Day Revolving Credit Agreement

Banco Santander, S.A., New York Branch, as Lender

By: /s/ Pablo Urgoiti
Name: Pablo Urgoiti
Title: Managing Director

By: /s/ Rita Walz-Cuccioli
Name: Rita Walz-Cuccioli
Title: Executive Director

Signature Page to 364-Day Revolving Credit Agreement

DBS Bank Ltd., as Lender

By: /s/ Henry Choo
Name: Henry Choo
Title: Vice President

Signature Page to 364-Day Revolving Credit Agreement

MUFG Union Bank, N.A., as Lender

By: /s/ John Margetanski
Name: John Margetanski
Title: Authorized Signatory

Signature Page to 364-Day Revolving Credit Agreement

Agricultural Bank of China Limited, New York Branch, as Lender

By: /s/ Nelson Chou
Name: Nelson Chou
Title: Head of Corporate Banking

Signature Page to 364-Day Revolving Credit Agreement

NatWest Markets plc, as Lender

By: /s/ Jonathan Eady
Name: Jonathan Eady
Title: Director

Signature Page to 364-Day Revolving Credit Agreement

National Westminster Bank plc, as Lender

By: /s/ Jonathan Eady
Name: Jonathan Eady
Title: Director

Signature Page to 364-Day Revolving Credit Agreement

Intesa Sanpaolo, S.p.A. - New York Branch, as Lender

By: /s/ Alessandro Toigo
Name: Alessandro Toigo
Title: Head of Corporate Desk

By: /s/ Anne Culver
Name: Anne Culver
Title: VP, Relationship Manager

Signature Page to 364-Day Revolving Credit Agreement

TRUIST BANK, as Lender

By: /s/ Sarah Salmon
Name: Sarah Salmon
Title: Senior Vice President

Signature Page to 364-Day Revolving Credit Agreement

Fifth Third Bank, N.A., as Lender

By: /s/ Mike Gifford
Name: Mike Gifford
Title: Director

Signature Page to 364-Day Revolving Credit Agreement

United Overseas Bank Limited, New York Agency
as Lender

By: /s/ Eriberto De Guzman
Name: Eriberto De Guzman
Title: Managing Director

By: /s/ Brian Ike
Name: Brian Ike
Title: First Vice President

Signature Page to 364-Day Revolving Credit Agreement

SCHEDULE 1.1A
to
Credit Agreement

COMMITMENTS/DTTP INFORMATION

Lender	Commitment	Scheme Reference Number	Jurisdiction of Tax Residence
JPMorgan Chase Bank, N.A.	$[***]	13/M/0268710/DTTP	U.S.A.
Citibank, N.A.	$[***]	13/C/62301/DTTP	U.S.A.
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$[***]	9/B/75354/DTTP	Spain
Bank of America, N.A.	$[***]	13/B/7418/DTTP	U.S.A.
Barclays Bank PLC	$[***]	N/A	UK
BNP Paribas	$[***]	5/B/255139/DTTP	France
Credit Agricole Corporate and Investment Bank	$[***]	5/C/0222082/DTTP	France
Deutsche Bank AG New York Branch	$[***]	07/D/70006/DTTP	Germany
Goldman Sachs Bank USA	$[***]	13/G/0351779/DTTP	U.S.A.
Mizuho Bank, Ltd.	$[***]	43/M/274822/DTTP	Japan
Morgan Stanley Senior Funding, Inc.	$[***]	13/M/227953/DTTP	U.S.A.
Royal Bank of Canada	$[***]	3/R/70780/DTTP	Canada
Société Générale	$[***]	5/S/70085/DTTP	France
Sumitomo Mitsui Banking Corporation	$[***]	43/S/274647/DTTP	Japan
The Bank of Nova Scotia	$[***]	003/T/0366714/DTTP	Canada
The Toronto-Dominion Bank, New York Branch	$[***]	3/T/80000/DTTP	Canada
Banco Santander, S.A., New York Branch	$[***]	9/S/267974/DTTP	Spain
DBS Bank Ltd.	$[***]	67/D/363894/DTTP	Singapore
MUFG Union Bank, N.A.	$[***]	N/A	U.S.A.

Credit Agreement Schedule 1.1A

Lender	Commitment	Scheme Reference Number	Jurisdiction of Tax Residence
Agricultural Bank of China Limited, New York Branch	$[***]	N/A	China
NatWest Markets Plc	$[***]	N/A	UK
National Westminster Bank Plc	$[***]	N/A	UK
Intesa Sanpaolo S.p.A. - New York Branch	$[***]	N/A	UK
Truist Bank	$[***]	N/A	U.S.A.
Fifth Third Bank, N.A.	$[***]	13/F/24267/DTTP	U.S.A.
United Overseas Bank Limited, New York Agency	$[***]	N/A	Singapore
Total	$[***]

Credit Agreement Schedule 1.1A

SCHEDULE 1.1B
to
Credit Agreement
INITIAL EXCLUDED SUBSIDIARIES

Name of Entity	Jurisdiction of Organization
Cruise LLC	Delaware
General Motors China LLC	Delaware
General Motors Ventures LLC	Delaware
Global Services Detroit LLC	Delaware
GM Canada Holdings LLC	Delaware
GM Regional Holdings LLC	Delaware
GMGP Holdings LLC	Delaware
Maven Drive LLC	Delaware
OnStar LLC	Delaware
GM Cruise Holdings LLC	Delaware
OnStar Global Services Corporation	Delaware

Credit Agreement Schedule 1.1B

SCHEDULE 1.1C
to
Credit Agreement

PRICING GRID

S&P / Moody’s / Fitch Company’s Rating	Facility Fee Rate	Applicable Margin for Eurocurrency Loans	Applicable Margin for ABR Loans	All-in Spread for Eurocurrency Loans
≥ A/A2/A	[***]	[***]	[***]	[***]
A-/A3/A-	[***]	[***]	[***]	[***]
BBB+ / Baa1 / BBB+	[***]	[***]	[***]	[***]
BBB / Baa2 / BBB	[***]	[***]	[***]	[***]
BBB- / Baa3 / BBB-	[***]	[***]	[***]	[***]
BB+ / Ba1 / BB+	[***]	[***]	[***]	[***]
≤ BB / Ba2 / BB	[***]	[***]	[***]	[***]
Changes in the Applicable Margin and Facility Fee Rate shall become effective on the date on which S&P, Moody’s and/or Fitch changes the rating it has issued with respect to the Company’s Applicable Rating. Each such change in the Applicable Margin or Facility Fee Rate, as applicable, shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P, Moody’s and/or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and the Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. [***]

Credit Agreement Schedule 1.1C

SCHEDULE 1.1 D
to
Credit Agreement
EXISTING LIENS

Liens reflected in the lien search results, dated as of May 8, 2020 delivered to the Administrative Agent prior to the Closing Date.

Credit Agreement Schedule 1.1D

SCHEDULE 1.1 E
to
Credit Agreement
EXCLUDED SUBSIDIARY BUSINESSES

[***]

Credit Agreement Schedule 1.1E

SCHEDULE 4.6
to
Credit Agreement
LITIGATION

None.

Credit Agreement Schedule 4.6

EXHIBIT A
to
Credit Agreement

FORM OF
GUARANTEE AGREEMENT
made by
THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTIES HERETO, as the Guarantors

in favor of
JPMORGAN CHASE BANK, N.A., as the Administrative Agent
Dated as of [__], [__]

ANNEX
Annex I        Form of Joinder Agreement

ii

GUARANTEE AGREEMENT, dated as of [__] (this “Agreement”), made by each of the Subsidiary Guarantors (such term and certain other capitalized terms used herein being defined in Section 1.1) from time to time party hereto, and each of the Other Guarantors from time to time party hereto (together with the Subsidiary Guarantors, collectively, the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (collectively, the “Lenders”) from time to time party to that certain 364-Day Revolving Credit Agreement, dated as of May 13, 2020 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GENERAL MOTORS COMPANY, a Delaware corporation (the “Company”), the Lenders, the Administrative Agent and Citibank, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bank of America, N.A., as co-syndication agent (in such capacity, the “Co-Syndication Agent”) and the other agents named therein.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to or for the account of the Company upon the terms and subject to the conditions set forth therein;
WHEREAS, the Company is a member of an affiliated group of companies that includes each Guarantor;
WHEREAS, each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit made by the Lenders to or for the account of the Company under the Credit Agreement; and
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to or for the account of the Company under the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for the benefit of the Guaranteed Parties, as follows:
SECTION 1.    DEFINED TERMS
1.1    Definitions.
(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement.
(b)    The following terms shall have the following meanings:
“Administrative Agent” has the meaning assigned to such term in the preamble.
“Agreement” has the meaning assigned to such term in the preamble.
“Company” has the meaning assigned to such term in the preamble.

“Credit Agreement” has the meaning assigned to such term in the preamble.
“Guaranteed Obligations” means, collectively, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Company (including interest on such other obligations or liabilities accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing on the Loans and such other obligations and liabilities at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender thereunder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Loan Documents to which the Company is a party, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including all reasonable fees and out-of-pocket disbursements of external counsel to the Administrative Agent or the Lenders that are required to be paid by the Company pursuant to the terms of any of the Loan Documents).
“Guaranteed Parties” means, collectively, the Administrative Agent, the Lenders and each other Person that holds a Guaranteed Obligation.
“Guarantors” has the meaning assigned to such term in the preamble.
“Joinder Agreement” has the meaning assigned to such term in Section 3.14.
“Lenders” has the meaning assigned to such term in the preamble.
“Other Guarantors” means each Person, other than the Subsidiary Guarantors party to this Agreement on the date hereof or the Administrative Agent, that becomes a party to this Agreement pursuant to a Joinder Agreement executed and delivered by such Person pursuant to Section 3.14.
“paid in full” or “payment in full” means with respect to the Guaranteed Obligations, the payment in full in cash of the principal of and accrued (but unpaid) interest (including post-petition interest) and premium, if any, on, all such Guaranteed Obligations after or concurrently with termination of all commitments thereunder and payment in full in cash of all fees payable with respect to a Guaranteed Obligation at or prior to the time such principal and interest are paid.
“Subsidiary Guarantor” means during any Reinstated Guarantee Period, each Domestic Subsidiary that was a Principal Domestic Subsidiary on the applicable Guarantee Reinstatement Date or that became a party to this Agreement after such Guarantee Reinstatement Date pursuant to Sections 6.6(a), 6.6(b) or 10.1(b) of the Credit Agreement; provided, however, that the term “Subsidiary Guarantor” shall not include (i) GM Holdings, (ii) any Excluded Subsidiary, (iii) any Foreign Subsidiary Holding Company and (iv) any such Person from and after the date such Person ceases to be a party to this Agreement in accordance with the terms hereof until the date such Person becomes or is required to become a party to this Agreement.

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1.2    Other Definitional Provisions.
(a)    The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)    References to agreements defined in Section 1.1(b) shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time, references to any Person shall include its successors and permitted assigns, and references to any law, treaty, statute, rule or regulation shall (unless otherwise specified) be construed as including all statutory provisions, regulatory provisions, rulings, opinions, determinations or other provisions consolidating, amending, replacing, supplementing or interpreting such law, treaty, statute, rule or regulation.
SECTION 2.    Guarantee
2.1    Guarantee.
(a)    Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Guaranteed Parties, the prompt and complete payment, and not collection, and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) and at all times thereafter, of all Guaranteed Obligations.
(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
(c)    Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Guaranteed Parties hereunder.
(d)    The guarantee contained in this Section 2 shall remain in full force and effect until all the Guaranteed Obligations shall have been paid in full, notwithstanding that from time to time during the term of the Credit Agreement, the Company may be free from any Guaranteed Obligations.
(e)    No payment made by the Company, any of the Guarantors, any other guarantor or any other Person, or received or collected by any Guaranteed Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are paid in full.

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2.2    Right of Contribution.
Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to any Guaranteed Party and each Guarantor shall remain liable to such Guaranteed Party for the full amount guaranteed by such Guarantor hereunder.
2.3    No Subrogation.
Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Guaranteed Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Parties by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Guaranteed Parties, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as such Guarantor (or, if an Event of Default shall have occurred and be continuing, the Administrative Agent) may determine.
2.4    Amendments, etc. with respect to the Guaranteed Obligations.
Other than as expressly contemplated by Section 3.15 hereof, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by any Guaranteed Party may be rescinded by such Guaranteed Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Guaranteed Party, and the Credit Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, all affected Lenders, or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Guaranteed Party for the payment of the Guaranteed Obligations may be sold,

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exchanged, waived, surrendered or released. No Guaranteed Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
2.5    Guarantee Absolute and Unconditional.
To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Guaranteed Party upon the guarantee contained herein or acceptance of the guarantee contained herein; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained herein; and all dealings between the Company and any of the Guarantors, on the one hand, and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained herein. To the extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that the guarantee contained herein shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against any Guaranteed Party, (c) any law or regulation of any jurisdiction or any other event affecting any term of the Guaranteed Obligations or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of a surety or guarantor or any other obligor on any obligation of the Company for any of the Guaranteed Obligations, or of such Guarantor under the guarantee contained herein, in bankruptcy or in any other instance. Notwithstanding anything herein to the contrary, each of the Guarantors shall be released from its obligations hereunder to the extent provided in, and pursuant to the terms of, Section 3.15. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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2.6    Reinstatement.
The guarantee contained herein shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.7    Payments.
Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office. All payments made hereunder shall be made in accordance with Sections 1.3 and 2.21 of the Credit Agreement.
SECTION 3.    MISCELLANEOUS
3.1    Authority of Administrative Agent.
Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Guaranteed Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. No Guaranteed Party other than the Administrative Agent may exercise any right or remedy hereunder, it being understood that all of such rights and remedies are vested in, and are exercisable solely by, the Administrative Agent for the benefit of the Guaranteed Parties.
3.2    Amendments in Writing.
None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.
3.3    Notices.
All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Guarantor shall be

6

addressed to the Company at the addresses provided in Section 10.2 of the Credit Agreement (or such other address as the Company may at any time or from time to time provide for purposes of the Credit Agreement and this Agreement).
3.4    No Waiver by Course of Conduct; Cumulative Remedies.
No Guaranteed Party shall by any act (except by a written instrument pursuant to Section 3.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Guaranteed Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
3.5    Enforcement Expenses; Indemnification.
(a)    Without intending to duplicate the obligations of the Guarantors under Section 2.1, if and to the extent that the Company is required to pay or reimburse the Guaranteed Parties (or any of them), for various costs and expenses contemplated by Section 10.5 of the Credit Agreement, or to indemnify the Indemnitees (or any of them) for the Indemnified Liabilities, in each case as and to the extent (and in the manner) contemplated by Section 10.5 of the Credit Agreement, each Guarantor, jointly and severally, hereby agrees to make such payments or reimbursements and to provide such indemnification.
(b)    The agreements of each Guarantor in this Section 3.5 shall survive repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement.
3.6    Successors and Assigns.
This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the Guaranteed Parties and their permitted successors and assigns; provided, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement other than (i) to the extent expressly permitted by the Credit Agreement or (ii) with the prior written consent of the Administrative Agent.
3.7    Counterparts.
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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3.8    Severability.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
3.9    Section Headings.
The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
3.10    Integration.
This Agreement and the other Loan Documents represent the entire agreement of the Guarantors and the Guaranteed Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Guarantor or any Guaranteed Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
3.11    GOVERNING LAW.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
3.12    Submission To Jurisdiction; Waivers.
Each Guarantor hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 3.3 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

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(d)    designates the Company (and the Company hereby irrevocably accepts such designation) as its agent to receive service of process in any such action or proceeding;
(e)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(f)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
3.13    Judgment.
The parties hereto agree that Section 10.13 of the Credit Agreement shall apply to the obligations of the Guarantors hereunder, mutatis mutandis.
3.14    Additional Guarantors.
Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 6.6 of the Credit Agreement, and each other Person (whether or not a Subsidiary of the Company) that the Company desires to become a party to this Agreement pursuant to Section 10.1(b) of the Credit Agreement or otherwise, shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary or other Person of a Joinder Agreement in the form of Annex I hereto (a “Joinder Agreement”).
3.15    Releases.
(a)    Upon the satisfaction of the conditions set forth in Section 10.15(b) of the Credit Agreement, this Agreement and the obligations (other than those expressly stated to survive such termination) of each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, in accordance with the terms thereof.
(b)    Upon the satisfaction of the conditions set forth in Section 10.15(c) of the Credit Agreement, the obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party, in accordance with the terms thereof.
(c)    Upon the satisfaction of the conditions set forth in Section 10.15(d) of the Credit Agreement, the obligations (other than those expressly stated to survive such termination) of any applicable Subsidiary Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party, in accordance with the terms thereof.
(d)    Notwithstanding the foregoing, the Administrative Agent agrees, at the request and the expense of the Company, at any time and from time to time, to execute and deliver any instrument or other document and in such form as may be reasonably specified by the Company, in order to give effect to the release of any Guarantor pursuant to the foregoing provisions of this Section 3.15.

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3.16    WAIVER OF JURY TRIAL.
EACH GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.
[SUBSIDIARY GUARANTORS]

By:___________________________________
Name: ____________________________
Title: _____________________________

Signature Page to 364-Day Guarantee Agreement

ACCEPTED AND AGREED TO
AS OF THE DATE SET FORTH ABOVE:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:_____________________________________
Name:
Title:

Signature Page to 364-Day Guarantee Agreement

Annex 1
to
Guarantee Agreement

JOINDER AGREEMENT, dated as of ________________, 20__ (the “Joinder Agreement”), made by ______________________________ (the “Additional Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders from time to time parties to the Credit Agreement referred to below. Unless otherwise defined herein, all capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.
W I T N E S S E T H :
WHEREAS, pursuant to the terms of the certain 364-Day Revolving Credit Agreement, dated as of May 13, 2020 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), the Lenders, the Administrative Agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents named therein, the Subsidiary Guarantors (together with the other Persons party to the Guarantee Agreement (as defined below) as guarantors, collectively, the “Guarantors”) have entered into the Guarantee Agreement, dated as of [__], [__] (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Guarantee Agreement”); and
WHEREAS, the Additional Guarantor desires to become a party to the Guarantee Agreement in accordance with Section 3.14 of the Guarantee Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Guarantee Agreement. By executing and delivering this Joinder Agreement, the Additional Guarantor, as provided in Section 3.14 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities and has all rights of a Guarantor thereunder.
2. Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GUARANTOR]
By:___________________________
Name:
Title:

ACCEPTED AND AGREED TO
AS OF THE DATE SET FORTH ABOVE:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:_____________________________________
Name:
Title:

EXHIBIT B
to
Credit Agreement
[RESERVED]

EXHIBIT C
to
Credit Agreement

FORM OF CLOSING CERTIFICATE

CERTIFICATE
of
[NAME OF LOAN PARTY]

__________, 20__
This Certificate is furnished pursuant to Section 5.1(c) of that certain 364-Day Revolving Credit Agreement, dated as of May 13, 2020 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (together with its successors and permitted assigns, the “Company”), the lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as the Administrative Agent for the Lenders (the “Administrative Agent”), Citibank N.A. as syndication agent, Bank of America N.A. as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.
I, the undersigned, [Assistant] Secretary of the Company, do hereby certify, in the name and on behalf of the Company, and without assuming any personal liability, that:
1.Attached hereto as Annex I is a true and complete copy of the Certificate of Incorporation of the Company as in effect of the date hereof. There have been no amendments to the Certificate of Incorporation of the Company except for those attached in Annex I, if any, and no action has been taken by the Company, its Board of Directors, or officers in contemplation of liquidation or dissolution of the Company.
2.Attached hereto as Annex II is a true, correct and complete copy of the by‑laws of the Company as in effect on the date hereof.
3.Attached hereto as Annex III is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company [at a meeting thereof] [by written consent] as of the ___ day of ____________, 2020; such resolutions have not in any way been revoked, modified, amended, or rescinded, have been in full force and effect since their adoption to and including the date hereof, and are now in full force and effect, and are the only organizational proceedings of the Company now in force relating to or affecting the matters referred to therein, and the [Credit Agreement and the other] Loan Documents to which the Company is a party are in substantially the forms of those documents approved by the Board of [Directors] [Managers] of the Company [at such meeting].

4.The persons named in Annex IV attached hereto are now duly elected and duly qualified officers of the Company holding the offices set forth therein opposite their names and the signatures set forth therein opposite their names are their genuine signatures.

5.
Witness my hand as of the first date written above.
_________________________________
[Assistant] Secretary

I, the undersigned, [[Assistant] Secretary][Responsible Officer] of the Company, do hereby certify, in the name and on behalf of the Company, and without assuming any personal liability, that:
1.    ___________________ is [a] [the] duly elected and qualified [Assistant] Secretary of the Company and the signature above is [his][her] genuine signature.
2.    The representations and warranties on the part of the Company contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation and warranty expressly relates solely to an earlier date, in which case such representation and warranty was true and correct in all material respects on and as of such earlier date.
3.    No Default or Event of Default has occurred and is continuing as of the date hereof.
_______________________________
[[Assistant] Secretary][Responsible Officer]

ANNEX I
to
Certificate

[Copy of the Certificate of Incorporation]
of
GENERAL MOTORS COMPANY

ANNEX II
to
Certificate

[Copy of the by-laws]
of
GENERAL MOTORS COMPANY

ANNEX III
to
Certificate

Resolutions of the Board of Directors of General Motors Company

ANNEX IV
to
Certificate

Name of Officer	Office	Signature

EXHIBIT D
to
Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION
ASSIGNMENT AND ASSUMPTION, dated as of _____________, 20__ (as amended, supplemented or modified from time to time, this “Agreement”), between [NAME OF ASSIGNOR], a Lender under the Credit Agreement referred to below (the “Assignor”), and [NAME OF ASSIGNEE] (the “Assignee”).
Reference is made to the 364-Day Revolving Credit Agreement, dated as of May 13, 2020 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (together with its successors and permitted assigns, the “Company”), the lenders from time to time party thereto (together with their respective successors and permitted assigns, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Credit Agreement.
The Assignor and the Assignee hereby agree as follows:
1.    For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, without recourse to, or (except as otherwise provided in Section 2 below) warranty by, the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor, without recourse to, or (except as otherwise provided in Section 2 below) warranty by, the Assignor, as of the Trade Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to its [Commitment][and outstanding Loans], [including (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto [to the extent related to the amount and percentage interest identified in Schedule 1 hereto] of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above] in a principal amount for the Assigned Interest as set forth on Schedule 1 hereto; provided, however, it is expressly understood and agreed that (i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor’s rights under Section 10.5 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Trade Date, including, without limitation the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Trade Date and (ii) the Assignee shall be entitled to the benefits of Section 10.5 of the Credit Agreement from and after the Trade Date.
2.    The Assignor (a) makes no representation or warranty, and assumes no responsibility, with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; provided, that the Assignor represents and warrants to the Assignee, to the Company and to the Administrative Agent (i) that the Assignor is the legal and beneficial owner of the Assigned Interest being assigned by it hereunder, (ii) that the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) that the Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (b) makes no representation or warranty, and assumes no responsibility, with respect to the financial condition of the Company or any of its Subsidiaries or any other Person obligated in respect of any Loan Document or the performance or observance by the Company or any of its Subsidiaries or any other Person of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, and (c) attaches any Note held by it evidencing the Loans made and to be made by it and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Note(s) for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Loans or its Commitment, requests that the Administrative Agent exchange the attached Note(s) for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment of the Assigned Interest being made hereby (and after giving effect to any other assignments which have become effective on the Trade Date).
3.    The Assignee (a) represents and warrants to the Assignor, to the Company and to the Administrative Agent that (i) it is not an Ineligible Assignee (unless the Company has specifically approved the Assignee), and (ii) it has full power and authority, and has taken all actions necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered or deemed delivered pursuant to Section 6.1 thereof (or, if none of such financial statements shall have then been delivered or deemed delivered, then copies of the financial statements referred to in Section 4.1 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms pursuant to Section 2.21(d) of the Credit Agreement, duly completed and executed by the Assignee.
4.    The effective date of this Agreement shall be the Trade Date of assignment described in Schedule 1 hereto (the “Trade Date”). Following the execution of this Agreement by the Assignor, the Assignee, the Company, to the extent that the consent of any such Person is required or permitted by the Credit Agreement), it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 10.6 of the Credit Agreement, effective as of the Trade Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of acceptance and recording by the Administrative Agent) of this Agreement, executed as aforesaid.
5.    Upon such acceptance and recording, from and after the Trade Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Trade Date and to the Assignee for amounts which have accrued from and subsequent to the Trade Date.
6.    From and after the Trade Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
7.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

_________________________, as Assignor
By:___________________________________ Name: Title:
________________________, as Assignee
By:___________________________________ Name: Title:

Accepted and Consented to1:

[JPMORGAN CHASE BANK, N.A.], as Administrative Agent
By:___________________________________ Name: Title:

Consented to:
GENERAL MOTORS COMPANY
By:___________________________________ Name: Title:

1 Prior written consent of the Company and the Administrative Agent is required unless, (x) in the case of the Administrative Agent, the Assignee is a Lender or affiliate thereof and (y) in the case of the Company only, (i) an Event of Default under Section 8(a) or (e) of the Credit Agreement has occurred and is continuing or (ii) the Assignee is a Lender to which any two or more of the following ratings have been issued by the relevant rating agency: (a) in the case of S&P, at least BBB; (b) in the case of Moody’s, at least Baa2; and (c) in the case of Fitch, at least BBB.

SCHEDULE 1
to
Assignment and Assumption

This Schedule 1 is attached to and incorporated in the Assignment and Assumption, dated as of ________________, 20__ (as amended, supplemented or modified from time to time, the “Assignment and Assumption”), between [NAME OF ASSIGNOR], a Lender under the Credit Agreement referred to below (the “Assignor”), and [NAME OF ASSIGNEE] (the “Assignee”).
Reference is made to the 364-Day Revolving Credit Agreement, dated as of May 13, 2020 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (together with its successors and permitted assigns, the “Company”), the lenders from time to time party thereto (together with their respective successors and permitted assigns, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Credit Agreement.
Legal Name of the Assignor: ______________________
Legal Name of the Assignee: ______________________

(a)	[The Assignee is an affiliate of: [Name of Lender]]

(b)	[The Assignee is an Approved Fund administered or managed by: [Name of Lender][an affiliate of [Name of Lender]][an entity or an affiliate of an entity that administers or manages [Name of Lender]]

(c)	The Assignee is [not an Ineligible Assignee] [an Ineligible Assignee, but the Company has consented to the assignment by the Assignor to the Assignee.]

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders under such Facility	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans

(d)    Trade Date of Assignment (the “Trade Date”): __________, 20_.1
The Assignee shall deliver to the Administrative Agent and the Company an administrative questionnaire in a form approved by the Administrative Agent in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable Requirements of Law, including Federal and state securities laws.

1To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.

EXHIBIT E
to
Credit Agreement

FORM OF INCREMENTAL LOAN ACTIVATION NOTICE

To:	JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement referred to below

Reference is made to that certain 364-Day Revolving Credit Agreement, dated as of May 13, 2020, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”, among General Motors Company, a Delaware corporation (the “Company”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

This notice is an Incremental Loan Activation Notice referred to in the Credit Agreement, and the Company and each of the lenders party hereto (each, an “Incremental Lender”) hereby notify you that:

1.    Each Incremental Lender party hereto agrees to increase the amount of its existing Commitment in the amount set forth opposite such Incremental Lender’s name on the signature pages hereof under the caption “Incremental Commitment”.

2.    The Commitment Increase Date is ___________________.

3.     The agreement of each Incremental Lender party hereto to make the Incremental Loans to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Commitment Increase Date, of the following conditions precedent:

(a) The Administrative Agent shall have received this notice, executed and delivered by the Company and each Incremental Lender party hereto.

(b) After giving effect to the Commitment Increase (including the incurrence of any Incremental Loans on the applicable Commitment Increase Date and use of proceeds thereof), (i) no Default or Event of Default shall be continuing and (ii) the sum of the Total Commitments in effect (including, for the avoidance of doubt, Incremental Commitments) shall not exceed $2 billion.

4.    Upon execution and delivery hereof, each Incremental Lender shall have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents, and shall be bound by the provisions thereof.

[Signature page follows]

GENERAL MOTORS COMPANY

By:______________________________
Name:
Title:

Incremental Loan Commitment        [NAME OF EACH INCREMENTAL LENDER]
$
By:______________________________
Name:
Title:

RECEIVED BY:
JPMorgan Chase Bank, N.A.,
as Administrative Agent

By:______________________________
Name:
Title:

EXHIBIT F-1
to
Credit Agreement

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Revolving Credit Agreement, dated as of May 13, 2020 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Commitment, the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished, or concurrently herewith furnishes, the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8BEN or Form W-8BEN-E changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan Document is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
    Name:
    Title:
Date: ______________, 20__

EXHIBIT F-2
to
Credit Agreement

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Revolving Credit Agreement, dated as of May 13, 2020 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Commitment, the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partner/members’ conduct of a U.S. trade or business.
The undersigned has furnished, or concurrently herewith furnishes, the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8IMY, Form W-8BEN or Form W-8BEN-E changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan

Document is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
    Name:
    Title:
Date: ___________, 20__

EXHIBIT F-3
to
Credit Agreement

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Revolving Credit Agreement, dated as of May 13, 2020 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8BEN or Form W-8BEN-E changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan Documents is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:______________________________________
    Name:
    Title:
Date: _____________, 20__

EXHIBIT F-4
to
Credit Agreement

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Revolving Credit Agreement, dated as of May 13, 2020 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is a beneficial owner of such participation is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8IMY, Form W-8BEN or Form W-8BEN-E changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan Documents is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:______________________________________
    Name:
    Title:
Date: ______________, 20__

EXHIBIT G
to
Credit Agreement

FORM OF COMPLIANCE CERTIFICATE
_____________, 20__

To:	JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreements referred to below

Re:
(i) the Third Amended and Restated Three Year Revolving Credit Agreement, dated as of April 18, 2018 (as amended by that certain Amendment No. 1 to 3-Year Revolving Credit Agreement, dated as of April 24, 2020 and as further amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “3-Year Credit Agreement”), among General Motors Company, a Delaware corporation (together with its successors and permitted assigns, the “Company”), General Motors Financial Company, Inc., a Texas corporation (“GMF”), GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales (“GMGTC”), General Motors do Brasil Ltda., a Brazilian limited liability company (“GMB”), the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “3-Year Lenders”), JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent for the 3-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “3-Year Administrative Agent”), Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bank of America, N.A., as co-syndication agent (in such capacity, the “Co-Syndication Agent”), and the other agents party thereto, (ii) the Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “5-Year Credit Agreement”), among the Company, GMF, GMGTC, GMB, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “5-Year Lenders”), JPM, as administrative agent for the 5-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “5-Year Administrative Agent”), Banco do Brasil S.A., as Brazilian administrative agent, the Syndication Agent, the Co-Syndication Agent, and the other agents party thereto, (iii) the Three Year Revolving Credit Agreement, dated as of January 14, 2019 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “2019 3-Year Credit Agreement”), among the Company, the lenders from time to time party thereto, as lenders (the “2019 3-Year Lenders”), JPM as administrative agent for the 2019 3-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “2019 3-Year Administrative Agent”) and Citibank, N.A., as syndication agent (in such capacity, the “Syndication Agent”) and the other agents party thereto, (iv) the Second Amended and Restated 364-Day Revolving Credit Agreement, dated as of April 14, 2020, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Second Amended and Restated 364-Day

Credit Agreement”), among the Company, GMF, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “Second Amended and Restated 364-Day Lenders”), JPM as the Administrative Agent for the Second Amended and Restated 364-Day Lenders (in such capacity, together with any successor thereto in such capacity, the “364-Day Administrative Agent”), the Syndication Agent, the Co-Syndication Agent, and the other agents party thereto and (v) the 364-Day Revolving Credit Agreement, dated as of May 13, 2020, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “364-Day Credit Agreement” and together with the Second Amended and Restated 364-Day Credit Agreement, 3-Year Credit Agreement, the 5-Year Credit Agreement and the 2019 3-Year Credit Agreement, the “Credit Agreements” and each a “Credit Agreement”), among the Company, the lenders from time to time party thereto, as lenders (the “364-Day Lenders” and together with the Second Amended and Restated 364-Day Lenders, 3-Year Lenders, the 5-Year Lenders and 2019 3-Year Lenders, the “Lenders”), JPM as the Administrative Agent for the 364-Day Lenders (in such capacity, together with any successor thereto in such capacity, the “364-Day Administrative Agent” and together with the Second Amended and Restated 364-Day Administrative Agent, 3-Year Administrative Agent, the 5-Year Administrative Agent and the 2019 3-Year Administrative Agent, the “Administrative Agent”), the Syndication Agent, the Co-Syndication Agent, and the other agents party thereto.
This Compliance Certificate (this “Certificate”) is furnished pursuant to Section 6.2 of each Credit Agreement. Unless otherwise defined herein, terms used in this Compliance Certificate have the meanings assigned to such terms in each Credit Agreement. I, the undersigned, a Responsible Officer of the Company, do hereby certify, in the name and on behalf of the Company, and without assuming any personal liability, as follows:
1.    I am [the] [a] duly elected [insert title of Responsible Officer] of the Company;
2.    To the best of my knowledge, no Default or Event of Default has occurred and is continuing as of the date hereof [, except as set forth in Annex 1 hereto];
3.    Attached hereto as Schedule I is the calculation of Consolidated Domestic Liquidity as of the last day of the most recent fiscal period covered by the financial statements of the Company delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement; and
4.    Attached hereto as Schedule II is the calculation of Consolidated Global Liquidity as of the last day of the most recent fiscal period covered by the financial statements of the Company delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement.
[signature page follows]

The foregoing certifications, together with the calculations set forth in Schedules I and II hereto, are made and delivered in my capacity described in paragraph 1 above for and on behalf of the Company.
GENERAL MOTORS COMPANY

By:____________________________
Name:__________________________
Title:___________________________

SCHEDULE I
to
Compliance Certificate
Consolidated Domestic Liquidity as of _____________, 20__(the “Calculation Date”)1

(A) The Total Available Commitments under the 3-Year Credit Agreement as of the Calculation Date
PLUS
(B) The Total Available Commitments under the 5-Year Credit Agreement as of the Calculation Date
PLUS
(C) The Total Available Commitments under the Second Amended and Restated 364-Day Credit Agreement as of the Calculation Date
PLUS
(D) The Total Available Commitments under the 2019 3-Year Credit Agreement as of the Calculation Date
PLUS
(E) The Total Available Commitments under the 364-Day Credit Agreement as of the Calculation Date
PLUS
(F) The total available commitments (after giving effect to any applicable borrowing base limitations) under other effective committed credit facilities of the Company or any Domestic Subsidiary as of the Calculation Date.

PLUS
(G) Total cash (other than restricted cash), cash equivalents, and Marketable Securities of the Company and its Domestic Subsidiaries (other than Domestic Subsidiaries of the Company that constitute Finance Subsidiaries, if any), as determined by the Company based on adjustments to the amount of total cash (other than restricted cash), cash equivalents, and Marketable Securities, as reported in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC

Sum of (A) plus (B) plus (C) plus (D) plus (E) plus (F) plus (G): Consolidated Domestic Liquidity:	$______________________
_____________________
1The last day of the most recent fiscal period covered by the financial statements of the Company delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement.

SCHEDULE II
to
Compliance Certificate

Consolidated Global Liquidity as of _____________, 20__(the “Calculation Date”)1

(A) The Total Available Commitments under the 3-Year Credit Agreement as of the Calculation Date
PLUS
(B) The Total Available Commitments under the 5-Year Credit Agreement as of the Calculation Date
PLUS
(C) The Total Available Commitments under the Second Amended and Restated 364-Day Credit Agreement as of the Calculation Date
PLUS
(D) The Total Available Commitments under the 2019 3-Year Credit Agreement as of the Calculation Date
PLUS
(E) The Total Available Commitments under the 364-Day Credit Agreement as of the Calculation Date
PLUS
(F) The total available commitments (after giving effect to any applicable borrowing base limitations) under other effective committed credit facilities of the Company or any of its Subsidiaries as of the Calculation Date.

PLUS
(G) The total cash (other than restricted cash), cash equivalents, and Marketable Securities of the Company and its Subsidiaries (other than Subsidiaries of the Company that constitute Finance Subsidiaries, if any), as reported in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC

Sum of (A) plus (B) plus (C) plus (D) plus (E) plus (F) plus (G): Consolidated Global Liquidity:	$______________________
_____________________
1The last day of the most recent fiscal period covered by the financial statements of the Company delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement.

ANNEX 1
to
Compliance Certificate

[Defaults/Events of Default that have occurred and are continuing]

EXHIBIT H
to
Credit Agreement

FORM OF NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.
New York, New York
$_____________    ______________, 20__

FOR VALUE RECEIVED, the undersigned, GENERAL MOTORS COMPANY, a Delaware corporation (together with its successors and permitted assigns, the “Company”), hereby unconditionally promises to pay to ______________ (the “Lender”) or its registered assigns, on the Lender’s Termination Date specified in the Credit Agreement (as hereinafter defined) at the Funding Office specified in such Credit Agreement, in the currency of such Loans and in immediately available funds, the principal amount of (a) ___________________ (__________), or, if less, (b) the unpaid principal amount of the Loans of the Lender outstanding under the Credit Agreement. The Company further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.16 of the Credit Agreement.
The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan evidenced hereby, and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto. Subject to the provisions of Section 10.6(b) of the Credit Agreement, each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Company in respect of the Loans.
This Note (a) is one of the Notes referred to in the 364-Day Revolving Credit Agreement, dated as of May 13, 2020 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation, the Lender, the other lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed as provided in the Loan Documents subject to the release and termination provisions contained therein.
All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Credit Agreement.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
GENERAL MOTORS COMPANY

By:_______________________________
Name:_____________________________
Title:______________________________

4

SCHEDULE A
to
Note
LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurocurrency Loans	Unpaid Principal Balance of ABR Loans	Made By

SCHEDULE B
to
Note
LOANS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

Date	Interest Period	Amount of Eurocurrency Loans	Amount Converted to Eurocurrency Loans	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to ABR Loans	Unpaid Principal Balance of Eurocurrency Loans	Made By

EXHIBIT I
to
Credit Agreement
FORM OF BORROWING REQUEST
[JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders referred to below
Investment Bank Loan Operations North America
500 Stanton Christiana Road, NCC5, Floor 01
Newark, DE, 19713-2107, United States
Email: Meghan.Roberts@chase.com
Facsimile: 302-634-4733
Telephone: 302-634-4670
Attention: Meghan Roberts]

_________, 20__

Ladies/Gentlemen:

The undersigned, General Motors Company, a Delaware corporation, refers to the 364-Day Revolving Credit Agreement, dated as of May 13, 2020, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”), among the Company, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby give you notice pursuant to Section 2.2 of the Credit Agreement that it requests an Extension of Credit under the Credit Agreement, and in connection sets forth below the terms on which such Extension of Credit is requested to be made:

(A)	Borrowing Date (which is a Business Day)[1]

______________________________
1 Borrowing Request to be delivered to the Administrative Agent prior to (a) in the case of Eurocurrency Loans, 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date or (b) in the case of ABR Loans, 1:00 P.M., New York City time, on the date of the proposed borrowing.

(D)	Aggregate Amount of Extension of Credit[2]
(E)	Type of Extension of Credit[3]
(F)	Interest Period and the last day thereof[4]
(G)	Funds are requested to be disbursed to the Company’s account with _____________ (Account No. _________________ ).

[Remainder of page intentionally left blank]

______________________________
2Each borrowing shall be in an amount equal to $25 million (or, if the Total Available Commitments at such time are less than $25 million, such lesser amount) or a whole multiple of $5 million in excess thereof.
3Specify Eurodollar Borrowing or ABR Borrowing.
4Which shall be subject to the definition of “Interest Period” and end on or before the Termination Date.

The Company hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of the requested Extension of Credit, the conditions to lending specified in Section[s] [5.15 and] 5.2 of the Credit Agreement have been satisfied.

GENERAL MOTORS COMPANY

By:_________________________________
Name:
Title:

______________________________
5[Insert for Borrowing on the Closing Date.]